                                                                     EXHIBIT 4.7

- --------------------------------------------------------------------------------

                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT

                          Dated as of December 21, 1995

                                      among

                                  SKYTEL CORP.

                                       and

                   MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                                       AND

                       ITS SUBSIDIARIES REFERRED TO HEREIN

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                                  CHEMICAL BANK

                             as Administrative Agent

                                       and

                         CREDIT LYONNAIS NEW YORK BRANCH

                             as Documentation Agent

                                       and

                           J.P. MORGAN SECURITIES INC.

                             as Co-Syndication Agent

- -----------------------------------------------------------------

SCHEDULES
- ---------
1                 Table of Commitments
2                 Excluded Equity Interests
3                 Guarantors
4                 Subordinated Debt
3.1               Foreign Jurisdictions Where Qualified
3.3               Governmental Approvals
3.6(a)            Subsidiaries and Investments
3.6(c)            Joint Ventures
3.7               Proprietary Rights
3.8               Fictitious Names
3.9               Chief Executive Offices, Location of Records
                  and Collateral

3.11              Litigation
3.17              Restricted Agreements

3.18              Interest Rate Protection Agreements and
                  Currency Agreements

3.19              UCC Financing Statements
3.23              Pledged Securities
3.24              FCC Licenses
6.1               Existing Indebtedness and Guaranties
6.6               Existing Liens
11.1              Minority Investments

EXHIBITS
- --------
A        Form of Note

B        Form of Opinion of Counsel to the Credit Parties

C        Form of Contribution Agreement

D        Form of Patent Security Agreement

E        Form of Trademark Security Agreement

F        Form of Copyright Security Agreement

G        Form of Subordination Agreement

H        Form of Assignment and Acceptance

I        Form of Compliance Certificate

J        Form of Confidentiality Letter

                                TABLE OF CONTENTS

1.  DEFINITIONS..............................................................  2

2.  THE LOANS................................................................ 20
    SECTION 2.1.   Loans..................................................... 20
    SECTION 2.2.   Making of Loans........................................... 20
    SECTION 2.3.   Letters of Credit......................................... 21
    SECTION 2.4.   Notes..................................................... 29
    SECTION 2.5.   Interest on Notes......................................... 29
    SECTION 2.6.   Commitment Fees. ......................................... 31
    SECTION 2.7.   Optional and Mandatory Termination or
                    Reduction of Commitments................................. 31
    SECTION 2.8.   Default Interest; Alternate Rate of
                   Interest.................................................  33
    SECTION 2.9.   Continuation and Conversion of Loans...................... 34
    SECTION 2.10.  Prepayment of Loans; Reimbursement of
                   Lenders................................................... 35
    SECTION 2.11.  Change in Circumstances................................... 38
    SECTION 2.12.  Change in Legality........................................ 41
    SECTION 2.13.  Manner of Payments........................................ 41
    SECTION 2.14.  United States Withholding................................. 42
    SECTION 2.15.  Interest Adjustments...................................... 44

3.  REPRESENTATIONS AND WARRANTIES........................................... 44
    SECTION 3.1.   Corporate Existence and Power............................. 45
    SECTION 3.2.   Corporate Authority and No Violation...................... 45
    SECTION 3.3.   Governmental Approval..................................... 46
    SECTION 3.4.   Financial Condition....................................... 46
    SECTION 3.5.   No Material Adverse Change................................ 48
    SECTION 3.6.   Subsidiaries, Other Investments and
                    Joint Ventures........................................... 48
    SECTION 3.7.   Copyrights, Patents and Other Rights...................... 49
    SECTION 3.8.   Fictitious Names.......................................... 49
    SECTION 3.9.   UCC Filing Information.................................... 50
    SECTION 3.10.  Title to Properties....................................... 50
    SECTION 3.11.  Litigation................................................ 50
    SECTION 3.12.  Federal Reserve Regulations............................... 50
    SECTION 3.13.  Investment Company Act.................................... 51
    SECTION 3.14.  Enforceability............................................ 51
    SECTION 3.15.  Taxes..................................................... 51
    SECTION 3.16.  Compliance with ERISA..................................... 51
    SECTION 3.17.  Agreements................................................ 52
    SECTION 3.18.  Indebtedness; Interest Rate Protection
                    Agreements and Currency Agreements....................... 52
    SECTION 3.19.  Security Interest......................................... 53
    SECTION 3.20.  Disclosure................................................ 53
    SECTION 3.21.  Environmental Liabilities................................. 54
    SECTION 3.22.  Labor Matters............................................. 55
    SECTION 3.23.  Pledged Securities........................................ 55
    SECTION 3.24.  FCC Licenses.............................................. 56
    SECTION 3.25.  Senior Obligations........................................ 57

4.  CONDITIONS OF LENDING.................................................... 58

    SECTION 4.1.   Conditions Precedent to the Initial
                    Loans.................................................... 58
    SECTION 4.2.   Conditions Precedent to Each Loan and
                        Letter of Credit..................................... 62

5.  AFFIRMATIVE COVENANTS.................................................... 62
    SECTION 5.1.   Financial Statements and Reports.......................... 63
    SECTION 5.2.   Corporate Existence; Compliance with
                    Statutes................................................. 68
    SECTION 5.3.   Insurance................................................. 68
    SECTION 5.4.   Taxes and Charges; Indebtedness in
                    Ordinary Course of Business.............................. 68
    SECTION 5.5.   Chief Executive Office.................................... 69
    SECTION 5.6.   ERISA Compliance and Reports.............................. 69
    SECTION 5.7.   Access to Books and Records;
                    Examinations............................................. 70
    SECTION 5.8.   Maintenance of Properties................................. 71
    SECTION 5.9.   Material Changes.......................................... 71
    SECTION 5.10.  Environmental Laws........................................ 71
    SECTION 5.11.  Claims.................................................... 72
    SECTION 5.12.  Further Assurances........................................ 72
    SECTION 5.13.  Performance of Obligations................................ 73
    SECTION 5.14.  Maintenance of Licenses................................... 73
    SECTION 5.15.  Subsidiaries.............................................. 74
    SECTION 5.16.  Backup Facilities......................................... 74
    SECTION 5.17.  Use of Proceeds........................................... 75
    SECTION 5.18.  Interest Rate Protection.................................. 75
    SECTION 5.19.  Payments with respect to the Senior
                    Notes due 2002........................................... 75
    SECTION 5.20.  Proceeds of an Asset Sale................................. 76

6.  NEGATIVE COVENANTS....................................................... 76
    SECTION 6.1.   Limitation on Indebtedness................................ 76
    SECTION 6.2.   Limitation on Guaranties.................................. 77
    SECTION 6.3.   Changes in Business....................................... 78
    SECTION 6.4.   Consolidation, Merger, Sale or Purchase
                    of Assets, etc........................................... 78
    SECTION 6.5.   Limitation on Loans and Investments....................... 81
    SECTION 6.6.   Limitations on Liens...................................... 82
    SECTION 6.7.   Corporate Name; Chief Executive Office.................... 84
    SECTION 6.8.   Receivables............................................... 84
    SECTION 6.9.   Sale and Leaseback........................................ 84
    SECTION 6.10.  ERISA Compliance.......................................... 84
    SECTION 6.11.  Transactions with Affiliates.............................. 85
    SECTION 6.12.  No Amendments to Existing Indebtedness
                    and Preferred Stock...................................... 85
    SECTION 6.13.  Hazardous Materials....................................... 86
    SECTION 6.14.  No Further Negative Pledges............................... 86
    SECTION 6.15.  Total Debt to EBITDA of Mtel and Its
                    Consolidated Subsidiaries................................ 86
    SECTION 6.16.  Total Debt to EBITDA Ratio of SkyTel...................... 87

    SECTION 6.17.  Ratio of Total Debt of Mtel and its
                   Consolidated Subsidiaries to EBITDA of
                   SkyTel.................................................... 87
    SECTION 6.18.  Interest Coverage Ratios.................................. 87
    SECTION 6.19.  Minimum EBITDA of SkyTel.................................. 88
    SECTION 6.20.  Minimum EBITDA of Mtel.................................... 88
    SECTION 6.21.  Limitations on Capital Expenditures....................... 89
    SECTION 6.22.  Minimum Subscriber Level for SkyTel....................... 90
    SECTION 6.23.  Minimum Subscriber Level for Destineer.................... 91
    SECTION 6.24.  Accounting Practices...................................... 92
    SECTION 6.25.  Subsidiaries.............................................. 92
    SECTION 6.26.  Dividends and other Restricted
                    Payments................................................. 92
    SECTION 6.27.  Prohibition of Amendments or Waivers of
                    Licenses................................................. 93
    SECTION 6.28.  Joint Ventures............................................ 93
    SECTION 6.29.  Interest Rate Protection Agreements;
                    Currency Agreements...................................... 93
    SECTION 6.30.  Foreign Operations........................................ 94

7.  EVENTS OF DEFAULT........................................................ 94

8.  GRANT OF SECURITY INTEREST; REMEDIES..................................... 98
    SECTION 8.1.   Security Interests........................................ 98
    SECTION 8.2.   Use of Collateral......................................... 99
    SECTION 8.3.   Proceeds.................................................. 99
    SECTION 8.4.   Credit Parties to Hold in Trust........................... 99
    SECTION 8.5.   Collections, etc.......................................... 99
    SECTION 8.6.   Possession, Sale of Collateral, etc.......................100
    SECTION 8.7.   Application of Proceeds on Default........................101
    SECTION 8.8.   Power of Attorney.........................................102
    SECTION 8.9.   Financing Statements, Direct Payments,
                   Confirmation of Receivables and Audit
                    Rights...................................................103
    SECTION 8.10.  Termination...............................................103
    SECTION 8.11.  Remedies Not Exclusive....................................104
    SECTION 8.12.  Limitation on Guaranteed Amount...........................104

9.  CASH COLLATERAL..........................................................104
    SECTION 9.1.   Cash Collateral Account...................................104
    SECTION 9.2.   Grant of Security Interest................................105
    SECTION 9.3.   Remedies..................................................106

10. GUARANTY.................................................................106
    SECTION 10.1.  Guaranty..................................................106
    SECTION 10.2.  No Impairment of Guaranty.................................107
    SECTION 10.3.  Continuation and Reinstatement, etc.......................108
    SECTION 10.4.  Limitation on Guaranteed Amount...........................109

11. PLEDGE...................................................................109
    SECTION 11.1.  Pledge....................................................109

    SECTION 11.2.  Registration in Nominee Name;
                    Denominations............................................110
    SECTION 11.3.  Covenant..................................................110
    SECTION 11.4.  Voting Rights; Dividends; etc.............................110
    SECTION 11.5.  Remedies Upon Default.....................................112
    SECTION 11.6.  Application of Proceeds of Sale and
                    Cash.....................................................115
    SECTION 11.7.  Administrative Agent Appointed
                    Attorney-in-Fact.........................................115
    SECTION 11.8.  Securities Act, etc.......................................116
    SECTION 11.9.  Continuation and Reinstatement............................117
    SECTION 11.10. Termination...............................................117

12. THE ADMINISTRATIVE AGENT AND THE ISSUING BANK............................117
    SECTION 12.1.  Administration by the Administrative
                    Agent....................................................117
    SECTION 12.2.  Advances and Payments.....................................118
    SECTION 12.3.  Sharing of Setoffs and Cash Collateral....................119
    SECTION 12.4.  Notice to the Lenders.....................................120
    SECTION 12.5.  Liability of Administrative Agent and
                    Issuing Bank.............................................120
    SECTION 12.6.  Reimbursement and Indemnification.........................121
    SECTION 12.7.  Rights of Administrative Agent............................122
    SECTION 12.8.  Independent Investigation by Lenders......................122
    SECTION 12.9.  Agreement of Required Lenders.............................122
    SECTION 12.10. Notice of Transfer........................................123
    SECTION 12.11. Successor Administrative Agent............................123

13. MISCELLANEOUS............................................................123
    SECTION 13.1.  Notices...................................................123
    SECTION 13.2.  urvival of Agreement, Representations
                   and Warranties, etc.......................................124
    SECTION 13.3.  Successors and Assigns; Syndications;
                   Loan Sales; Participations................................124
    SECTION 13.4.  Expenses; Documentary Taxes...............................128
    SECTION 13.5.  Indemnity.................................................129
    SECTION 13.6.  Choice of Law.............................................131
    SECTION 13.7.  No Waiver.................................................131
    SECTION 13.8.  Extension of Maturity.....................................131
    SECTION 13.9.  Amendments, etc...........................................131
    SECTION 13.10. Severability..............................................132
    SECTION 13.11. Service Of Process; Waiver of Jury
                    Trial....................................................132
    SECTION 13.12. Headings..................................................134
    SECTION 13.13. Execution in Counterparts.................................134
    SECTION 13.14. Entire Agreement..........................................134
    SECTION 13.15. Change of Borrower from SkyTel to Mtel....................134

                         CREDIT, SECURITY,  GUARANTY AND PLEDGE AGREEMENT, dated
                    as of December 21, 1995, among SKYTEL CORP., a Delaware corporation ("SkyTel"), MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), the Subsidiaries of Mtel referred to herein, the lenders referred to herein (the "Lenders"), CHEMICAL BANK, as administrative agent for the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent (the "Documentation Agent"), and J.P. MORGAN
                    SECURITIES INC., as co-syndication agent (the "Co-Syndication Agent").

                             INTRODUCTORY STATEMENT

     All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

     SkyTel has requested that the Lenders make Loans to SkyTel and participate in Letters of Credit as provided for herein, up to an amount not to exceed $250,000,000 in the aggregate at any time outstanding (of which not more than $20,000,000 at any one time may consist of Letters of Credit). The proceeds of the Loans will be used for capital expenditures, working capital and other general corporate purposes of SkyTel, Mtel and Mtel's subsidiaries.

     As a condition precedent to the initial Loans hereunder and to provide assurance for the repayment of the Loans and all the other Obligations of the Borrower hereunder, the Borrower will provide or cause to be provided to the Administrative Agent, for the benefit of the Lenders, the following (each as more fully described herein):

           (i) a  guaranty  of the  Obligations  by the  Guarantors pursuant to
     Article 10 hereof;

          (ii) a security interest in the Collateral from the Borrower and the Guarantors pursuant to this Agreement and the other Fundamental Documents; and

         (iii) a pledge of the capital stock of SkyTel and the Guarantors owned directly or indirectly by Mtel.

     Subject to the terms and conditions set forth herein, the Administrative Agent, the Documentation Agent and the Co-Syndication Agent are willing to serve in such capacities for the Lenders, the Issuing Bank is willing to issue the Letters of Credit and each Lender is willing to make Loans to the Borrower and to participate in the Letters of Credit in the maximum aggregate amount at any time outstanding not in excess of such Lender's Commitment hereunder.

     Accordingly, the parties hereto hereby agree as follows:

1.  DEFINITIONS

     For the purposes hereof unless the context otherwise requires, all section references herein shall be deemed to correspond with sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

     "Acquisition" shall mean any acquisition by any Credit Party or any Subsidiary of a Credit Party, whether by purchase or otherwise, of (i) the business of any other Person, as a going concern or (ii) any capital stock of any other Person; provided that in either case, the business of any such Person is a business in which Mtel or SkyTel is not prohibited from engaging pursuant to Section 6.3.

     "Administrative Agent" shall mean Chemical Bank, in its capacity as administrative agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 12.11 hereof.

     "Affiliate" shall mean with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities (or other ownership interests) having ordinary voting power for the election of directors (or the equivalent thereof) of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

     "Agents" shall mean the Administrative Agent, the Documentation Agent and the Co-Syndication Agent.

     "Agreement" shall mean this Credit, Security, Guaranty and Pledge Agreement, as it may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

     "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% or (c) the Base CD Rate in effect for such day plus 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum announced by the Administrative Agent from time to time as its stated rate. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is effective. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. "Base CD Rate" shall mean the sum of (a) the product of (i) the Average Weekly Three-Month Secondary CD Rate times (ii) Statutory Reserves and (b) the Assessment Rate. "Average Weekly Three-Month Secondary CD Rate" shall mean the three-month secondary certificate of deposit ("CD") rate for the most recent weekly period covered therein in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" released in the week during which occurs the day for which the CD rate is being determined. The CD rate so reported shall be in effect, for the purposes of this definition, for each day of the week in which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve for any week, such average rate shall be determined by the Administrative Agent on the basis of quotations received by it from three New York City negotiable certificate of deposit dealers of recognized standing on the first Business Day of the week succeeding such week for which such rate information is not published. "Statutory Reserves" shall mean a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate rates (expressed as a decimal) of (A) basic and supplemental reserve requirements in effect on the date of effectiveness of such Average Weekly Three-Month Secondary CD Rate, as set forth above under Regulation D of the Board of Governors of the Federal Reserve System applicable to certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D) and (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank". If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or Federal Funds Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Average Weekly Three-Month Secondary CD Rate shall be effective on the effective date of such change in the CD Rate. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

     "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

     "AMSC" shall mean American Mobile Satellite Corp., a Delaware corporation.

     "Annualized EBITDA" shall mean, with respect to any Person for any date for which it is to be determined, the Consolidated EBITDA of such Person for the two most recently completed calendar quarters multiplied by two.

     "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of a Governmental Authority applicable to a Person, all decisional authorities and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Administrative Agent for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

     "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit H hereto, executed by the assignor, assignee and any other parties as contemplated thereby.

     "Basis Point" shall mean 1/100th of 1%.

     "Borrower" shall mean (i) SkyTel at any time prior to the Flip Date and
(ii) at any time on or after the Flip Date, Mtel.

     "Borrowing" means a borrowing of Loans by the Borrower of the same interest rate type and having the same Interest Period made by the Lenders hereunder on any given day.

     "Borrowing Date Margin Calculation" shall be as defined in Section 2.5(c) hereof.

     "Borrowing Date Margin Calculation Certificate" shall be as defined in
Section 2.2(b) hereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are permitted to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

     "Business Plan" shall mean the Business Plan of SkyTel, Destineer and Mtel dated October 10, 1995 (including the projected financial performance and related assumptions set forth therein), as contained in the Confidential Information Memorandum dated November, 1995.

     "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person and its Consolidated Subsidiaries during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person and its Consolidated Subsidiaries and
(ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures by such Person and its Consolidated Subsidiaries to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets).

     "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Collateral Account" shall be as defined in Section 9.1 hereof.

     "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than six months from the date of acquisition, issued by any Lender, or by any other domestic commercial bank or the domestic branch of any foreign commercial bank, of recognized standing and having capital and surplus in excess of U.S.$250,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i), (ii) and
(iii) entered into with any bank meeting the qualifications specified in clause
(ii) above or with a securities dealer reasonably acceptable to the Administrative Agent, and (v) investments in money market mutual funds which invest exclusively in investments of the types described in clauses (i), (ii),
(iii) and (iv) above.

     "Change" shall be as defined in Section 2.14(e) hereof.

     "Closing Date" shall mean the date on which the conditions precedent to the making of the initial Loans as set forth in Article 4 hereof have been satisfied or waived, which shall in no event be later than January 30, 1996.

     "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

     "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including without limitation, all goods (including, but not limited to, goods constituting fixtures), accounts, documents, instruments, chattel paper, inventory, machinery, contract rights, general intangibles (including copyrights, trademarks, tradenames and patents), insurance proceeds, cash, bank accounts, intercompany Indebtedness, equipment, the Licenses, all other FCC licenses and the Pledged Securities, and any products or proceeds thereof and income therefrom, provided, however, that the Collateral shall not include (i) any real property, or (ii) any funds or other assets held in the Pledge Account (as such term is defined in the Senior Note Indenture), or (iii) the Excluded Equity Interests, or (iv) any License or other FCC license to the extent the applicable Credit Party which is the holder of such License or other license is prohibited from granting a security interest therein pursuant to Applicable Law, or (v) rights under any Restricted Agreement, but any proceeds or income from any Excluded Equity Interest, any License or other license described in clause (iv) of this proviso, or any Restricted Agreement shall be included in the Collateral.

     "Commitment" shall mean with respect to any Lender, the amount set forth
(i) opposite the name of such Lender in the Table of Commitments which appears in Schedule 1 hereto (as such amount may hereafter be increased pursuant to an Assignment and Acceptance) or (ii) in the Assignment and Acceptance pursuant to which it became a Lender hereunder, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Agreement.

     "Commitment Fee" shall mean the commitment fees referred to in Section 2.6 hereof.

     "Commitment Termination Date" shall mean December 31, 2001 or such earlier date on which the Commitments shall terminate in accordance with Section 2.7 or
Article 7 hereof.

     "Compliance Certificate" shall be as defined in Section 5.1(e) hereof.

     "Consolidated EBITDA" shall mean, with respect to any Person for any period for which such amount is being determined, gross operating revenues of such Person and its Consolidated Subsidiaries on a consolidated basis (if applicable) (which amount shall not include interest income, extraordinary gains (but shall include extraordinary losses) and gains or losses on sales or dispositions of assets of such Person for such period) less the sum of (a) operating and overhead expenses, including, without limitation, all operating, selling and general and administrative expenses of such Person and its Consolidated Subsidiaries (if applicable) and all other cash expenses of such Person and its Consolidated Subsidiaries (if applicable) for such period, but excluding the following expenses: taxes, depreciation, amortization, interest and other non-cash items for such period, (b) the gross operating revenues of such Person or any of its Consolidated Subsidiaries (if applicable) attributable to any minority interest in any consolidated entity which minority interest is not owned by such Person and/or one or more of its Consolidated Subsidiaries, (c) the gross operating revenues of any other Person (other than a Consolidated

Subsidiary) in which such Person or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Consolidated Subsidiaries by such Person during such period, (d) the gross operating revenues of any other Person accrued prior to the date it becomes a Consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its Consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its Consolidated Subsidiaries and (e) the gross operating revenues of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its revenues is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary; provided, however that any determination of Consolidated EBITDA to be made for SkyTel hereunder shall be determined using the revenues and expenses of SkyTel and U.S. Paging on a combined basis, as if they were a single entity.

     "Consolidated Interest Expense" shall mean, for any Person, for any period for which such amount is being determined, interest expense, whether paid or accrued (including the interest component of Capital Lease obligations) on all Indebtedness of such Person and its Consolidated Subsidiaries on a consolidated basis (if applicable) for such period, including, without limitation or duplication, (a) interest expense in respect of the Loans (in the case of the Borrower) and all other outstanding Indebtedness, (b) amortization of the discount or issuance cost of any Indebtedness (including, without limitation, any original issue discount attributable to any issuance of debt securities),
(c) commissions, discounts and other fees and charges payable in connection with letters of credit, (d) net payments payable hereunder or in connection with all Interest Rate Protection Agreements (including amortization of any discount),
(e) any interest which is capitalized and (f) non-cash interest payments.

     "Consolidated Subsidiaries" shall mean with respect to any Person, all Subsidiaries of such Person that are required to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Contribution Agreement" shall mean the contribution agreement substantially in the form of Exhibit C hereto entered into by the Credit Parties, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

     "Convertible Debentures" shall mean the 6.75% Convertible Subordinated Debentures due May 15, 2002 issued by Mtel pursuant to the Indenture dated as of May 28, 1992, in an original aggregate principal amount of $86,250,000.

     "Copyright Security Agreement" shall mean the copyright security agreement substantially in the form of Exhibit F hereto to be delivered by the applicable Credit Parties to the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

     "Credit Party" shall mean (i) Skytel, Mtel or any of the other Guarantors at any time prior to the Flip Date and (ii) at any time on or after the Flip Date, Mtel and any of the Pledged Subsidiaries.

     "Currency Agreement" shall mean any permitted, non-speculative foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement designed to protect any Credit Party against fluctuations in currency values.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Destineer" shall mean Destineer Corporation, a Delaware corporation.

     "Destineer Licenses" shall mean any licenses, permits and authorizations granted by the FCC to Destineer pursuant to which Destineer is permitted and is (and will be) able to provide the narrowband personal communication services as contemplated by the Business Plan, and all modifications, extensions and renewals thereto and thereof.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, and the regulations promulgated thereunder.

     "Eurodollar Loan" shall mean a loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

     "Event of Default" shall have the meaning given such term in Article 7 hereof.

     "Excess Cash Flow" shall mean for any fiscal year for which it is to be determined, without double-counting, Consolidated EBITDA of Mtel for such fiscal year, minus the sum of the following for such fiscal year (i) principal repayments on all Indebtedness of Mtel and its Subsidiaries, including principal repayments on the Loans and the principal portion of payments under Capital Leases (but exclusive of (w) such repayments to the extent refinanced from the proceeds of other Indebtedness, (x) mandatory payments of Loans during such period which are based upon the amount of Excess Cash Flow during prior periods,
(y) mandatory prepayments of Loans during such period pursuant to Section 2.10(c) or Section 2.10(d) hereof, and (z) any payments that can be reborrowed),
(ii) the portion of Consolidated Interest Expense actually paid in cash, (iii) actual taxes paid in cash, and (iv) Capital Expenditures to the extent not financed as permitted by Section 6.1(c) hereof, all computed for Mtel and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

     "Excluded Equity Interests" shall mean the shares or other equity interests in the entities listed in Schedule 2 hereto.

     "FCC" shall mean the Federal Communications Commission or any successor thereto.

     "Flip Date" shall be as defined in Section 13.15 hereof.

     "Foreign Subsidiary" shall mean any Subsidiary of Mtel which is neither organized in a jurisdiction within the United States nor operates within the United States of America.

     "Fundamental Documents" shall mean (i) with respect to the Borrower, this Agreement, the Notes, the Subordination Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Copyright Security Agreement, the Contribution Agreement and any other ancillary documentation which is required to be or is otherwise executed by the Borrower and delivered to the Administrative Agent in connection with this Agreement and if any such ancillary documentation is delivered at any time after the Closing Date, then such documentation which has been designated by the Administrative Agent as a Fundamental Document and (ii) with respect to any Guarantor, this Agreement, the Subordination Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Copyright Security Agreement, the Contribution Agreement and any other ancillary documentation which is required to be or is otherwise executed by such Guarantor and delivered to the Administrative Agent in connection with this Agreement and if any such ancillary documentation is delivered at any time after the Closing Date, then such documentation which has been designated by the Administrative Agent as a Fundamental Document.

     "GAAP" shall mean United States generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements); provided, however, that all calculations made pursuant to Sections 6.15 through 6.21 and the related definitions shall be computed based on such generally accepted accounting principles as are in effect on the date hereof.

     "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or arbitrator, in each case whether of the United States or a foreign jurisdiction.

     "Guarantor" shall mean (i) each Person listed in Schedule 3 hereto or (ii) any Person which becomes a party to this Agreement after the date hereof pursuant to Section 5.15 hereof.

     "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation, or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of Indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law unless such obligation of such Person with respect to such partnership or joint venture is as a matter of law, or expressly made, non-recourse to such Person on terms acceptable to the Administrative Agent. The amount of any Guaranty shall be deemed to be an amount equal to (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or the amount to which such Guaranty is limited or, (ii) if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

     "Indebtedness" shall mean, at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting accrued expenses and trade payables (payable within 90 days) arising in the ordinary course of business);
(ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any claim or litigation and (v) indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

     "Initial Date" shall be as defined in Section 2.14(e) hereof.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of six or twelve months, the last day of such Interest Period and, in addition, the date or dates during such Interest Period that is or are an integral multiple of three months from the commencement of such Interest Period and (iii) with respect to any Alternate Base Rate Loan, the last Business Day of each month commencing on the last Business Day of December, 1995.

     "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six or, subject to each Lender's approval, twelve months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than December 31, 2001 and (iii) no Interest Period may be selected which would result in the aggregate amount of Eurodollar Loans having Interest Periods ending after any date on which the Total Commitment is reduced pursuant to Section 2.7(b) hereof, being in excess of the maximum amount of Loans and Letters of Credit permitted to be outstanding after such date after giving effect to such reduction.

     "Interest Rate Protection Agreement" shall mean any permitted, non-speculative interest rate swap agreement, interest rate cap agreement, synthetic cap or other financial agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

     "Investment" shall include any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital (whether such contribution is of cash or another asset, and including obligations of a partner or joint venturer to satisfy additional capital calls), extension of credit or commitment therefor (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment. Except as otherwise specified herein, the amount of any Investment shall be the original principal amount, capital amount or price thereof and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the book value (exclusive of goodwill) of such property.

     "Issuing Bank" shall mean Credit Lyonnais New York Branch.

     "Joint Venture" shall mean any Person in which no more than 50% of the equity interest is, at the time of which any determination is being made, directly or indirectly, owned or controlled by a Credit Party.

     "Joint Venture Subsidiary" shall mean (i) any corporation which is a wholly owned Subsidiary of a Credit Party and which has no assets other than an Investment in a Joint Venture, cash, Cash Equivalents and/or other assets of nominal value or (ii) any partnership (A) whose general partner is one or more corporations which are wholly owned Subsidiaries of a Credit Party and have no assets other than the Investment in such partnership and (B) which has no assets other than an Investment in a Joint Venture, cash, Cash Equivalents and/or other assets of nominal value.

     "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Letters of Credit but have not yet been paid or have been paid but not reimbursed.

     "Lender" and "Lenders" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3(b).

     "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

     "Letter of Credit" shall mean a Letter of Credit issued pursuant to Section
2.3 hereof.

     "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such

Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

     "Licenses" shall mean the Paging Licenses and the Destineer Licenses.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loans" shall be as defined in Section 2.1 hereof.

     "Margin" shall mean in the case of Alternate Base Rate Loans, 150 Basis Points per annum and, in the case of Eurodollar Loans, 250 Basis Points per annum, subject in each case to adjustment from time to time in accordance with the terms of Section 2.5(c) hereof.

     "Margin Stock" shall be as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Effect" shall mean any event or condition that (a) has a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise) or prospects of any of SkyTel, or SkyTel and its Consolidated Subsidiaries taken as a whole, or Mtel and its Consolidated Subsidiaries taken as a whole, (b) materially impairs the ability of any Credit Party, to perform any of their respective obligations under any Fundamental Document to which it is or will be a party, (c) materially impairs the validity or enforceability of, or materially impairs the rights or remedies available to the Lenders under, any Fundamental Document or (d) materially adversely affects SkyTel's or Destineer's authority to utilize the frequency assigned to SkyTel or Destineer for its nationwide paging operations or narrowband personal communication services as applicable; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect", if such event or condition when taken together with all other events or conditions occurring or in existence at such time with respect to SkyTel, Mtel and/or any of their respective Subsidiaries (including all other events and conditions which, but for the fact that any representation or warranty contained herein is subject to a "Material Adverse Effect" exception, would cause such representation or warranty to be untrue) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so; provided, further, however, that an adverse determination of the appeal by Mtel challenging the payment of a license fee as a condition to issuing to Destineer the narrowband personal communication services license pursuant to a Pioneer's Preference (as distinguished from the actual payment of, or obligation to pay, such license fee), shall not be deemed by itself to be a Material Adverse Effect.

     "Monthly Operating Statement" shall be as defined in Section 5.1(g) hereof.

     "Mtel Asia" shall be as defined in Section 6.30 hereof.

     "Mtel Latin America, Inc." shall mean Mtel Latin America, Inc., a Delaware corporation.

     "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

     "Nabarro Note" shall be as defined in Section 3.25 hereof.

     "Net Cash Proceeds" shall mean cash payments received (including any cash payments received by way of repayment of intercompany Indebtedness, special dividend or deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any sale, lease, transfer or other disposition or issuance of Indebtedness, equity securities or other ownership interests of a Credit Party, a Subsidiary of a Credit Party or a Joint Venture or any property or other assets of a Credit Party or a Subsidiary of a Credit Party in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, (B) any taxes payable and reasonably estimated income taxes as a consequence of such sale, lease, transfer or other disposition and (C) all distributions and other payments made to holders of interests in any such Credit Party, Subsidiary or Joint Venture owned by Persons other than a Credit Party as a result of such sale, lease, transfer or other disposition.

     "Notes" shall be as defined in Section 2.4 hereof.

     "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of, and interest on, the Loans, the Commitment Fee, reimbursement obligations in respect of Letters of Credit and all other monetary obligations of the Borrower to the Administrative Agent, the Issuing Bank or any Lender under this Agreement, the Notes, the other Fundamental Documents or the letter agreement referred to in Section 13.14 hereof or with respect to any Interest Rate Protection Agreements or Currency Agreements which are entered into between the Borrower and any Lender and are permitted hereunder.

     "Pagers" shall mean pagers or personal messaging units of the Borrower or Destineer.

     "Paging Licenses" shall mean any licenses, permits and authorizations granted by the FCC to SkyTel pursuant to which SkyTel is permitted and is (and will be) able to provide the paging services as contemplated by the Business Plan, and all modifications, extensions and renewals thereto and thereof.

     "Patent Security Agreement" shall mean the patent security agreement substantially in the form of Exhibit D hereto to be delivered by the applicable Credit Parties to the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified renewed or replaced from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Percentage" shall mean with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment.

     "Permitted Encumbrances" shall mean Liens permitted under Section 6.6 hereof.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan.

     "Pledged Securities" shall be as defined in Section 11.1 hereof.

     "Pledged Subsidiary" shall mean any wholly-owned Subsidiary of Mtel (other than a Foreign Subsidiary of Mtel) all of whose stock or other beneficial interest is pledged to the Administrative Agent for the benefit of the Lenders.

     "Pledgor" shall be as defined in Section 11.1 hereof.

     "Preferred Stock" shall mean 3,750,000 shares of Mtel's $2.25 Cumulative Convertible Exchangeable Preferred Stock.

     "Proprietary Rights" shall be as defined in Section 3.7 hereof.

     "Pro Rata Share" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

     "Quarterly Date Margin Calculation" shall be as defined in Section 2.5(c) hereof.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA (other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event).

     "Required Lenders" shall mean (i) the Lenders holding at least 66-2/3% of
(A) the aggregate unpaid principal amount of the Loans to the Borrower then outstanding, plus (B) the current L/C Exposure or (ii) if no Loans or Letters of Credit are outstanding, the Lenders holding at least 66-2/3% of the Total Commitment.

     "Restricted Agreement" shall be a defined in Section 8.1 hereof.

     "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of any Credit Party or any Subsidiary of a Credit Party now or hereafter outstanding, except distributions, dividends or payments solely in additional shares of stock of such Credit Party or such Subsidiary (as applicable); (ii) any redemption, retirement or other acquisition or re-acquisition by any Credit Party or any Subsidiary of a Credit Party of any class of its own stock or other equity interest of any Credit Party or any Subsidiary of a Credit Party now or hereafter outstanding; (iii) any payment made to retire, or obtain the surrender of any outstanding warrants or options or other rights to purchase or acquire shares of any class of stock of any Credit Party or any

Subsidiary of a Credit Party now or hereafter outstanding; (iv) any payment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt (other than a conversion of the Convertible Debentures or the Nabarro Note in accordance with their respective terms); and (v) any redemption, purchase or defeasance of the Senior Notes due 2002 which is not required under the Senior Note Indenture, or any payment with respect to the Senior Notes due 2002 which is made prior to the date such payment is due pursuant to the terms of the Senior Note Indenture.

     "Senior Note Indenture" shall mean the Indenture dated as of December 29, 1994 between Mtel and Texas Commerce Bank National Association, as Trustee, as the same may be amended from time to time.

     "Senior Notes due 2002" shall mean the 13-1/2% Senior Notes due 2002 issued by Mtel pursuant to the Senior Note Indenture.

     "Subordinated Debt" shall mean (i) the Indebtedness described on Schedule 4 hereto, (ii) the Convertible Debentures, (iii) the Nabarro Note and (iv) all other Indebtedness of any Credit Party owed to any Person other than a Credit Party, which Indebtedness is subordinated to the Obligations or the obligations of such Credit Party under its Guaranty of the Obligations pursuant to Article 10 hereof (as applicable).

     "Subordination Agreement" shall mean the subordination agreement substantially in the form of Exhibit G hereto pursuant to which all now existing or hereafter arising Indebtedness of a Credit Party owed to any other Credit Party, is subordinated to repayment in full of the Obligations or the obligations of the applicable Guarantor pursuant to its guaranty hereunder, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation (whether now existing or hereafter organized) of which at least a majority of the voting stock having ordinary voting power for the election of directors is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person and (ii) any partnership, joint venture, association or other business entity (whether now existing or hereafter organized) of which more than 50% of the equity interest is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person.

     "Total Commitment" shall mean the aggregate amount of the Commitments of all the Lenders, which amount shall be reduced from time to time in accordance with the terms of this Agreement.

     "Total Debt" shall mean, at any time with respect to any Person, all outstanding Indebtedness of such Person and its Consolidated Subsidiaries (without double counting) on a consolidated basis (if applicable), less any Indebtedness which is subordinated pursuant to the Subordination Agreement.

     "Trademark Security Agreement" shall mean the trademark security agreement substantially in the form of Exhibit E hereto to be delivered by the applicable Credit Parties to the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

     "U.S. Paging" shall mean United States Paging Corporation, a Delaware corporation.

2.  THE LOANS

     SECTION 2.1. Loans.

     Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make loans (the "Loans") to the Borrower on any Business Day and from time to time on or after the Closing Date and prior to the Commitment Termination Date, in an aggregate principal amount at any one time outstanding for such Lender which when added to such Lender's Pro Rata Share of then current L/C Exposure will not exceed such Lender's Commitment. Subject to the terms hereof, the Borrower may borrow, repay and reborrow amounts constituting the Total Commitment. Subject to Section 2.2, the Loans shall be made at such times as the Borrower shall request.

     SECTION 2.2. Making of Loans.

     (a) Each Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan as the Borrower may request subject to and in accordance with this Section. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of the applicable Note. Subject to the other provisions of this Section and Section 2.9(c), Loans of more than one interest rate type may be outstanding at the same time.

     (b) The Borrower shall give the Administrative Agent at least three (3) Business Days' prior written, telecopy or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least one (1) Business Day's prior written, telecopy or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans together, in each case, with the Borrower's calculation of the applicable Margin on such date as determined in accordance with Section 2.5(c) hereof (the "Borrowing Date Margin Calculation Certificate"). Each such notice in order to be effective must be received by the Administrative Agent not later than 11:00 a.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Borrowing is to be made, the aggregate principal amount of the requested Borrowing, whether the Borrowing then being requested is (or what portion or portions thereof are) to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. Each such notice shall be irrevocable. If no election of Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to any Lender (determined in accordance with Section 2.9(c) hereof).

     (c) The Administrative Agent shall promptly notify each Lender of its proportionate share of each Borrowing under this Section, the date of such Borrowing, the type or types of Loans being requested and if Eurodollar Loans have been requested, the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of the Administrative Agent's Agent Bank Services Department, 140 East 45th Street, 29th Floor, New York, New York 10017, Attention: Ganesh Persaud for credit to SkyTel Clearing Account, Account No. 144813828 (Reference: SkyTel Credit Agreement dated as of December 21,
1995), no later than 1:00 p.m., New York City time, on the date of the proposed Borrowing in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower maintained with the Administrative Agent which account shall be designated by the Borrower to the Administrative Agent.

     (d) The amount of any Borrowing shall be in principal amount of (i) $2,500,000 with respect to any Eurodollar Loan (or such lesser amount as shall equal the available but unused portion of the Total Commitment then in effect) or such greater amount which is an integral multiple of $500,000 or (ii) $2,500,000 with respect to any Alternate Base Rate Loan (or such lesser amount as shall equal the available but unused portion of the Total Commitment then in effect) or such greater amount which is an integral multiple of $100,000.

     SECTION 2.3. Letters of Credit.

     (a) (i) Upon the terms and subject to the conditions hereof, the Issuing Bank agrees to issue Letters of Credit payable in Dollars, on any Business Day from time to time after the Closing Date and prior to the Commitment Termination Date, upon the request of the Borrower, provided that (A) the Borrower shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure plus the aggregate Loans then outstanding would exceed the Total Commitment then in effect, (B) in no event shall the Issuing Bank issue (x) any Letter of Credit having an expiration date later than December 31, 2001 or (y) any Letter of Credit having an expiration date more than one year after its date of issuance and (C) the Borrower shall not request that the Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed $20,000,000.

     (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

     (iii) Each Letter of Credit may, at the option of the Issuing Bank, provide that upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans, the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof; provided that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in an account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

     (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent and the Issuing Bank a written notice no later than 1:00 p.m. (New York time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank), (ii) the face amount of the Letter of Credit,
(iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary and (v) the Guarantor for whom such Letter of Credit is to be issued, if applicable. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Lender of the issuance of such Letter of Credit and the amount of such Lender's respective participation therein.

     (c) The acceptance or payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and, in that connection, the Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit, the Issuing Bank shall give notice of such payment to the Administrative Agent and the Lenders, and each Lender hereby authorizes and requests the Issuing Bank to advance for its account pursuant to the terms hereof its share of such payment based upon its participation in the Letter of Credit (as determined by Section 2.3(a)(ii) hereof) and agrees promptly to reimburse the Issuing Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the New York Federal Funds Market for the first day following the time when such Lender fails to make the required reimbursement and thereafter at a rate per annum equal to the Alternate Base Rate plus the applicable Margin for Alternate Base Rate Loans.

     (e) If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Commitment Termination Date, then a payment by the Issuing Bank on such draft shall constitute an Alternate Base Rate Loan hereunder, and interest shall accrue on such Alternate Base Rate Loan from the date the Issuing Bank makes payment of any draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then any amounts deposited and still held in the Cash Collateral Account pursuant to Section 2.3(j) hereof or delivered to and still held by the Issuing Bank pursuant to Section 2.3(h) hereof (as applicable) on account of such Letter of Credit, shall be applied to reimburse the Issuing Bank for the full amount of such draft. If such amounts so deposited or delivered (as applicable) and still held are insufficient to pay the full amount of such draft, then the Borrower shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum equal to 2% per annum in excess of the Alternate Base Rate plus the Margin applicable to Alternate Base Rate Loans at such time and as in effect from time to time, from the date on which the Issuing Bank has made payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Issuing Bank may reimburse itself for any such drawing from the balance in any account of the Borrower maintained with the Issuing Bank.

     (f) (i) The Borrower agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it hereunder:

          (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing to, but excluding, the date such amount is reimbursed by the Borrower at a rate which is at all times equal to 2% per annum in excess of the Alternate Base Rate plus the Margin applicable to Alternate Base Rate Loans at such time and as in effect from time to time; provided that no such default interest shall be payable if such reimbursement is made from the proceeds of Loans pursuant to Section 2.3(e) above or amounts delivered to and still held by the Issuing Bank pursuant to Section 2.3(h) hereof or amounts deposited and still held in the Cash Collateral Account pursuant to Section 2.3(j) hereof;

          (B) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges as in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

          (C) a fronting fee payable to the Issuing Bank, computed at a rate equal to 1/4 of 1% per annum of the average daily amount of the aggregate face amount of all Letters of Credit which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Letters of Credit but have not been paid; such fee to be due and payable in arrears on and through the last day of each calendar quarter (commencing with the quarter ending on December 31, 1995), the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit (if later than the Commitment Termination Date).

     (ii) Subject to Section 2.3(l) hereof, the Borrower agrees to pay to the Administrative Agent for distribution to each Lender in respect of each outstanding Letter of Credit, such Lender's Pro Rata Share of a commission equal to (A) a per annum percentage rate equal to the Margin for Eurodollar Loans in effect hereunder on the date of each such payment, multiplied by (B) the average daily amount of the aggregate face amount of all Letters of Credit which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Letters of Credit but have not yet been paid. Such commission shall be payable in arrears on and through the last day of each calendar quarter (commencing with the quarter ending on December 31, 1995), the Commitment Termination

Date and on the expiration of the last outstanding Letter of Credit (if later than the Commitment Termination Date).

     (iii) Promptly upon receipt by the Administrative Agent of any amount described in clause (ii) of this Section 2.3(f), the Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount. Promptly upon receipt by the Issuing Bank of any amount described in clause (i)(A) of this
Section 2.3(f), the Issuing Bank shall distribute to each Lender its share of such amount based upon the amount previously reimbursed to the Issuing Bank by such Lender pursuant to Section 2.3(d) hereof. Amounts payable under clauses
(i)(B) and (i)(C) of this Section 2.3(f) shall be paid directly to the Issuing Bank and shall be for its exclusive use.

     (g) If by reason of (i) any change after the date hereof in Applicable Law, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the date hereof by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the date hereof), including, without limitation, Regulation D:

          (A) the Issuing Bank or any Lender shall be subject to any tax, levy, charge or withholding of any nature (other than withholding tax imposed by the United States of America or political subdivision or taxing authority thereof or therein or any other tax, levy, charge or withholding (1) that is measured with respect to the overall net income of the Issuing Bank or such Lender (or is imposed in lieu of a tax on net income) or of a Lending Office of the Issuing Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Lender may properly make the declaration or claim or so establish nonresidence or otherwise comply) or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this
     Section 2.3, whether directly or by such being imposed on or suffered by the Issuing Bank or any Lender;

          (B) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

          (C) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Section 2.3, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or such Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.3(g) (as set forth in a certificate setting forth the calculation thereof in reasonable detail) shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

     (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Administrative Agent may, and if directed by the Required Lenders shall, require the Borrower to deliver to the Issuing Bank from time to time, Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Administrative Agent and the Issuing Bank. If the Borrower shall default in the payment of any amount required by the preceding sentence, the Borrower shall on demand and from time to time pay interest, to the extent permitted by Applicable Law, on all such unpaid amounts at a per annum rate equal to 2% per annum in excess of the Alternate Base Rate plus the Margin applicable to Alternate Base Rate Loans at such time and as in effect from time to time. Any amounts so delivered pursuant to the first sentence of this paragraph (h) shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Commitment Termination Date, no Default or Event of Default is then continuing, then the Issuing Bank shall return all of such collateral relating to such deposit to the Borrower when requested by it.

     (i) If at any time, the L/C Exposure plus the principal balance of all Loans then outstanding exceeds the Total Commitment, then the Administrative Agent may, and if directed by the Required Lenders shall, require the Borrower to deliver Cash Equivalents to the Issuing Bank in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Administrative Agent and the Issuing Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if subsequent to any such deposit such excess is reduced to an amount less than the portion of such deposited amounts and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive that portion of such deposited amounts which equals the amount of the reduction of such excess (such portion of the deposited amount to be returned by the Issuing Bank upon the request of the Borrower).

     (j) If on the Commitment Termination Date any Letter of Credit shall remain outstanding or any draft shall have been presented under any Letter of Credit but shall not yet have been paid, then the Borrower shall immediately deposit Dollars into the Cash Collateral Account in an amount equal to the L/C Exposure. Any amounts deposited pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings under Letters of Credit; provided, however, that if subsequent to any such deposit, the L/C Exposure is reduced to an amount less than the amount so deposited and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive that portion of such deposited amounts which equals the amount of the reductions of such L/C Exposure (such portion of the deposited amount to be returned upon the request of the Borrower).

     (k) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.3 shall remain in full force and effect until the Administrative Agent, the Issuing Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

     (l) The Borrower may at its option at any time and from time to time deliver to the Issuing Bank, or pursuant to Section 2.3(j) hereof may be required to deliver to the Issuing Bank, Cash Equivalents in an amount equal to the full amount of the L/C Exposure. At any time when the Issuing Bank is holding

Cash Equivalents pursuant to Section 2.3(j) or this Section 2.3(l) in an amount equal to the full amount of the L/C Exposure, the commission contemplated by Section 2.3(f)(ii) hereof payable for the benefit of each Lender, shall be reduced to an amount equal to 3/8 of 1% of the average daily amount of the aggregate face amount of all Letters of Credit which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Letters of Credit but have not yet been paid. The Issuing Bank shall return to the Borrower upon its request, all or any portion of such Cash Equivalents deposited with the Issuing Bank pursuant to this Section 2.3(l) (other than deposits made under Section 2.3(j) hereof) provided that on the date the Borrower makes any such request, no Default or Event of Default is then continuing.

     (m) Each of the parties hereto hereby agrees that the outstanding letters of credit in the aggregate face amount of $4,788,000 which letters of credit were previously issued for the account of SkyTel by Credit Lyonnais New York Branch shall for all purposes be deemed to be Letters of Credit issued under this Agreement.

     SECTION 2.4. Notes.

     (a) The Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a "Note", collectively the "Notes") in the face amount of such Lender's Commitment, payable to the order of such Lender, duly executed on behalf of the Borrower and dated as of the date hereof. The outstanding principal balance of the Loans as evidenced by the Notes shall be payable in full on the Commitment Termination Date, subject to any mandatory prepayment as provided in Section 2.10 hereof and acceleration as provided in Article 7 hereof.

     (b) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.5 hereof. Each Lender and the Administrative Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter on the last page of such Lender's Note, the amount of each Loan made by such Lender hereunder and the other information provided for on such last page; provided, however, that the failure of any Lender or the Administrative Agent to set forth the amount of such Loans, or the other information, or any error with respect thereto, shall not in any manner affect the obligation of the Borrower to repay the Loans.

     SECTION 2.5. Interest on Notes.

     (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Margin applicable to Eurodollar Loans as in effect from time to time. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the date of any prepayment thereof, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

     (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Margin applicable to Alternate Base Rate Loans. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date, on the date of any prepayment thereof and at maturity.

     (c) The ratio of the Total Debt of Mtel and its Consolidated Subsidiaries (after giving effect to the proposed Borrowing to be made on such date) to the Annualized EBITDA of SkyTel shall be (i) determined and computed in connection with each Borrowing hereunder in accordance with Section 2.2(b) hereof, including the date of the initial Loan hereunder (each a "Borrowing Date Margin Calculation"), and (ii) determined on a quarterly basis as at the end of each calendar quarter of the Borrower (a "Quarterly Date Margin Calculation") which determination shall be computed as soon as practicable, but in any event within 60 days (or 90 days in the case of any calendar quarter ending on December 31st of any year), after the end of each such calendar quarter commencing with the calendar quarter ending December 31, 1995, and the Margin shall be adjusted to the applicable rates set forth in column (Y) of the table set forth below effective as of the applicable date set forth in the next succeeding paragraph below; provided, however, that upon the occurrence of a Default or an Event of Default and for so long as such Default or Event of Default shall be continuing, the Margin shall be as set forth in Section 2.8(a) hereof.

        (X)                                           (Y)
  Ratio of Total Debt                                Margin
    of Mtel and its
Consolidated Subsidiaries
  to Annualized EBITDA              For Alternate              For Eurodollar
       of SkyTel                   Base Rate Loans                  Loans
       ---------                   ---------------                  -----
 greater than or equal             150 Basis Points           250 Basis Points
 to 4.00:1.00

 greater than or equal             125 Basis Points           225 Basis Points
 to 3.50:1.00, but less
 than 4.00:1.00

 less than 3.50:1.00               100 Basis Points           200 Basis Points

     Any reduction in the Margin pursuant to this Section 2.5(c) shall be prospective and shall take effect on the first Business Day following receipt by the Administrative Agent of the Borrowing Date Margin Calculation Certificate pursuant to Section 2.2(b) or the certificate contemplated by 5.1(e), as applicable, which evidences that the Borrower is entitled to such reduction. Any increase in the Margin (i) if made as a result of a Borrowing Date Margin Calculation shall be prospective and shall take effect on the date of the Borrowing with respect to which the Borrowing Date Margin Calculation Certificate evidencing such Borrowing Date Margin Calculation was delivered or
(ii) if made as a result of a Quarterly Date Margin Calculation shall be retroactive to the first day of the calendar quarter immediately following the calendar quarter upon which such Quarterly Date Margin Calculation was based.

     All increases or reductions in the applicable Margin pursuant to this
Section 2.5(c), shall apply to, and result in the applicable increase or decrease of the applicable interest rate on, the principal balance of all Loans outstanding on or after the date on which such Margin adjustment is effective in accordance with the provisions of this Section 2.5(c).

     (d) Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by Applicable Law.

     (e) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or if applicable, converted to a Loan of a different type.

     SECTION 2.6. Commitment Fees.

     The Borrower agrees to pay in arrears to the Administrative Agent for the account of each Lender a commitment fee of 1/2 of 1% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days), on the average daily amount, if any, by which such Lender's Commitment (as such Commitment may be permanently reduced in accordance with the provisions of this Agreement) exceeds the sum of such Lender's aggregate principal amount of outstanding Loans and such Lender's Pro Rata Share of L/C Exposure during the preceding period or quarter. Such commitment fees shall be payable on the last Business Day of each March, June, September and December in each year (commencing on the first such Business Day following the Closing Date), on any date on which the Total Commitment is reduced or on which the Total Commitment or any portion thereof is terminated (in each case, in accordance with the terms hereof), and on the Commitment Termination Date. Such commitment fees shall commence to accrue for each Lender from the Closing Date.

     SECTION 2.7. Optional and Mandatory Termination or Reduction of
Commitments.

     (a) Upon written, telecopy or telephonic (promptly confirmed in writing) notice to the Administrative Agent, which notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, on the same Business Day, the Borrower may at any time prior to the Commitment Termination Date permanently terminate the Total Commitment in its entirety, or from time to time permanently reduce the Total Commitment in part. Each such partial reduction shall be in a minimum principal amount of $5,000,000 or an integral multiple thereof.

     (b) The Total Commitment shall be automatically and permanently reduced on each of the dates set forth in column (a) below, by the amount set forth opposite such date in column (b) below:

       (a)                                               (b)
                                                  Reduction of the
      Date                                        Total Commitment
      ----                                        ----------------
      March 31, 1999                              $  22,500,000
      June 30, 1999                               $  22,500,000
      September 30, 1999                          $  22,500,000
      December 31, 1999                           $  22,500,000
      March 31, 2000                              $  27,500,000
      June 30, 2000                               $  27,500,000
      September 30, 2000                          $  27,500,000
      December 31, 2000                           $  27,500,000

      March 31, 2001                              $  12,500,000
      June 30, 2001                               $  12,500,000
      September 30, 2001                          $  12,500,000
      December 31, 2001                           $  12,500,000

     (c) The Total Commitment shall be automatically and permanently reduced on April 1st in each year or on such earlier date on which the audited financial statements of Mtel and its Consolidated Subsidiaries for the preceding fiscal year are delivered to the Administrative Agent pursuant to Section 5.1(c) hereof, by an amount equal to 75% of Excess Cash Flow for the immediately preceding fiscal year (as certified by the Chief Executive Officer, the Chief Financial Officer or Treasurer of Mtel). Any reduction in the Total Commitment pursuant to this Section 2.7(c) shall be applied pro rata to reduce any remaining scheduled reductions in the Total Commitment pursuant to Section 2.7(b) hereof.

     (d) The Total Commitment shall be automatically and permanently reduced by an amount equal to (i) fifty percent (50%) of the Net Cash Proceeds from the issuance by any Credit Party of any equity securities (excluding any issuance of equity securities permitted under Section 6.4(e) hereof) and (ii) one hundred percent (100%) of the Net Cash Proceeds from the issuance by Mtel of any Indebtedness permitted under Section 6.1(d) hereof. Any reduction in the Total Commitment pursuant to this Section 2.7(d) shall occur simultaneously with the receipt by such Credit Party of such Net Cash Proceeds. Any reduction in the Total Commitment pursuant to this Section 2.7(d) shall be applied pro rata to reduce any remaining scheduled reductions in the Total Commitment pursuant to
Section 2.7(b) hereof.

     (e) The Total Commitment shall be automatically and permanently reduced by an amount equal to the amount of Net Cash Proceeds from the disposition of the equity interests of Mercury Paging Limited pursuant to Section 6.4(e)(i) hereof which amount (i) the Borrower has elected to use to prepay outstanding Loans or
(ii) was intended to be used for capital expenditures, working capital and other general corporate purposes of Mtel's Subsidiaries in the United States (as contemplated by such Section) but which was not so utilized within 265 days after the receipt of the applicable Net Cash Proceeds. Any reduction in the Total Commitment pursuant to clause (i) of this Section 2.7(e) shall occur simultaneously with the receipt by a Credit Party or Subsidiary of a Credit Party of the applicable Net Cash Proceeds. Any reduction in the Total Commitment pursuant to clause (ii) of this Section 2.7(e) shall occur on the date which is 265 days after receipt by a Credit Party or a Subsidiary of a Credit Party of the applicable Net Cash Proceeds. Any reduction in the Total Commitment pursuant to this Section 2.7(e) shall be applied pro rata to reduce any remaining scheduled reductions in the Total Commitment pursuant to Section 2.7(b) hereof.

     (f) Simultaneously with each reduction or termination of the Commitments, the Borrower shall pay to the Administrative Agent for the benefit of each Lender all accrued but unpaid amount of the Commitment Fee on the amount of the Commitments so terminated or reduced through the date thereof.

     (g) Any reduction of the Total Commitment pursuant to this Section shall be applied to reduce the Commitment of each Lender in accordance with its respective Percentage.

     SECTION 2.8. Default Interest; Alternate Rate of Interest.

     (a) Upon the occurrence of a Default or Event of Default and for so long as such Default or Event of Default shall be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to the date of actual payment of any such amount (after as well as before judgment) at the following rates per annum: (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the LIBO Rate plus 250 Basis Points and
(ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the Alternate Base Rate plus 150 Basis Points.

     (b) In the event, and on each occasion, that on or before two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Administrative Agent shall have received notice from any Lender of such Lender's reasonable determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan to be made by such Lender are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination by such Lender or the Administrative Agent to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.9), made after receipt of such notice, shall be deemed a request for an Alternate Base Rate Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender's portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan, to the extent such request relates to an affected Lender's portion, shall be deemed to be a request for an Alternate Base Rate Loan.

     SECTION 2.9. Continuation and Conversion of Loans.

     The Borrower shall have the right, at any time, to convert any Loan or portion thereof to a successive Loan of a different interest rate type or to continue any Eurodollar Loan for a successive Interest Period, subject to the following:

     (a) the Borrower shall give the Administrative Agent prior notice of each continuation or conversion hereunder, of at least three (3) Business Days for continuation as, or conversion to, a Eurodollar Loan and one (1) Business Day for conversion to an Alternate Base Rate Loan; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent no later than 11:00 a.m., New York City time on the day required;

     (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any Eurodollar Loan into a subsequent Interest Period;

     (c) no Alternate Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to any Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods commencing or ending on different dates shall be counted as different Loans);

     (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans held by the Lenders immediately prior to such continuation or conversion;

     (e) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be $2,500,000 or such greater amount which is an integral multiple of $500,000;

     (f) accrued interest on a Eurodollar Loan (or portion thereof) being converted to an Alternate Base Rate Loan shall be paid by the Borrower at the time of conversion;

     (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of continuation or conversion;

     (h) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.10(e) shall be paid upon such conversion; and

     (i) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion. It is understood by all parties to this Agreement that the continuation or conversion of any Loan pursuant to this
Section 2.9 does not constitute a repayment and a reborrowing hereunder and is not subject to the conditions set forth in Section 4.2 and that the designation of a Loan as an Alternate Base Rate Loan or Eurodollar Loan, and the designation of applicable Interest Periods, is merely a mechanism for determining the interest rate applicable to such Loan.

     SECTION 2.10. Prepayment of Loans; Reimbursement of Lenders.

     (a) Subject to the terms of Section 2.10(e), the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one (1) Business Day's prior telephonic (promptly confirmed in writing), written or telecopier notice to the Administrative Agent, in the principal amount of $2,500,000 or such greater amount which is an integral multiple of $100,000 and (ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' telephonic (promptly confirmed in writing), written or telecopier notice, in the principal amount of $2,500,000 or such greater amount which is an integral multiple of $500,000. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein.

     (b) The outstanding aggregate principal amount of the Loans shall be subject to mandatory prepayment in each year no later than April 1st or such earlier date on which the audited financial statements of Mtel and its Consolidated Subsidiaries for the preceding fiscal year are delivered to the Agent pursuant to Section 5.1(c) hereof, in an amount equal to 75% of Mtel's Excess Cash Flow for the immediately preceding fiscal year (as certified by the Chief Executive Officer, the Chief Financial Officer or Treasurer of Mtel).

     (c) The Borrower shall pay to the Administrative Agent for the pro rata account of each Lender as a mandatory prepayment on the Loans, an amount equal to (i) fifty percent (50%) of the Net Cash Proceeds from the issuance by any Credit Party of any equity securities (excluding any issuance of equity securities permitted under Section 6.4(e) hereof) and (ii) one hundred percent (100%) of the Net Cash Proceeds from the issuance by Mtel of any Indebtedness permitted under Section 6.1(d) hereof. All such mandatory prepayments pursuant to this Section 2.10(c) shall be made by the Borrower substantially simultaneously with receipt of such Net Cash Proceeds, but in any event within three (3) Business Days of receipt thereof.

     (d) The Borrower shall pay to the Administrative Agent for the pro rata account of each Lender as a mandatory prepayment on the Loans, an amount equal to the amount of Net Cash Proceeds from the disposition of the equity interests of Mercury Paging Limited pursuant to Section 6.4(e)(i) hereof which amount (i) the Borrower has elected to use to prepay outstanding Loans or (ii) was intended to be used for capital expenditures, working capital and other general corporate purposes of Mtel's Subsidiaries in the United States (as contemplated by such Section) but which were not so utilized within 265 days after the receipt of the applicable Net Cash Proceeds. Any mandatory prepayment pursuant to clause (i) above shall be made on the date of receipt by a Credit Party or a Subsidiary of a Credit Party of the applicable Net Cash Proceeds. Any mandatory prepayment pursuant to clause (ii) above shall be made on the date which is 265 days after receipt by a Credit Party or a Subsidiary of a Credit Party of the applicable Net Cash Proceeds.

     (e) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment or conversion (for any reason) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid or converted other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.2(b) or a notice under Section 2.9(a) in respect of Eurodollar Loans, such Loan is not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than (I) a suspension or limitation under Section 2.8(b) of the right of the Borrower to select a Eurodollar Loan or (II) a breach by the Lenders of their obligation hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.5 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender in accordance with this Section 2.10(e), which certificates shall be conclusive absent manifest error.

     (f) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.10(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

     (g) If on any day on which Loans would otherwise be required to be prepaid but for the operation of this Section 2.10(g) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Loans which consist of Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date the Borrower may, at its option, deposit Dollars into the Cash Collateral Account in an amount equal to such excess. If the Borrower makes such deposit (i) only the outstanding Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period in effect after such Prepayment Date the Administrative Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay Eurodollar Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this Section 2.10(g).

     (h) The outstanding principal amount of the Loans and Notes shall be repaid immediately to the extent that the sum of the aggregate principal amount of Loans then outstanding plus the then current L/C Exposure exceeds the Total Commitment then in effect.

     (i) All prepayments shall be applied first to repay Alternate Base Rate Loans, and then to Eurodollar Loans in order of the scheduled termination of Interest Periods with respect thereto.

     (j) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

     SECTION 2.11. Change in Circumstances.

     (a) In the event that after the date hereof any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

          (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

          (ii) except as expressly provided in (i) above, change the basis of taxation of any payment to any Lender of principal of, or any interest on, any Eurodollar Loan; or

          (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

          (iv) except as expressly provided in (i) above, impose upon such Lender or the London Interbank Market any other condition with respect to any Eurodollar Loan or this Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender, or to require such Lender to make any payment in connection with any Eurodollar Loan, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

     (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Government Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental

Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies on capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes or events as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

     (d) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder under Section 2.3(g),
Section 2.8(b), this Section 2.11 or Section 2.14(e) or (ii) would require the Borrower to pay an increased amount under Section 2.3(g), 2.8(b), this Section
2.11 or Section 2.14(e), it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, it will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit, through another Lending Office of such Lender if as a result thereof, the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender in respect of such Loans or Letters of Credit would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans or Letters of Credit pursuant to Section 2.3(g),

2.8(b), this Section 2.11 or Section 2.14(e) would be materially reduced or the taxes or other amounts otherwise payable under Section 2.3(g), Section 2.8(b), this Section 2.11 or Section 2.14(e) would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans or the participating in such Letters of Credit through such other Lending Office would not otherwise materially adversely affect such Loans, such Letters of Credit or such Lender.

     SECTION 2.12. Change in Legality.

     (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in Applicable Law or guideline, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder whereupon such Lender's Pro Rata Share of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn and/or (ii) require that, subject to Section 2.10(e), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in Section 2.12(b) below.

     (b) A notice to the Borrower by any Lender pursuant to Section 2.12(a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, such notice shall be effective on the date of receipt of such notice by the Borrower.

     SECTION 2.13. Manner of Payments.

     All payments of principal and interest in respect of any Loan shall be made directly to the Administrative Agent and shall be applied pro rata among the Lenders holding such Loan in accordance with the then outstanding principal amount of such Loan held by them. All Borrowings of any Loan hereunder shall be made pro rata among the Lenders in accordance with their respective Percentages. Payments of the Commitment Fee shall be allocated by the Administrative Agent among the Lenders in accordance with the provisions of Section 2.6. All payments by the Borrower hereunder and under the Notes shall be made without offset or counterclaim, in Dollars, in Federal or other immediately available funds, at the office of the Administrative Agent's Agent Bank Services Department, 140 East 45th Street, 29th Floor, New York, New York 10017, Attention: Ganesh Persaud for credit to SkyTel Clearing Account, Account No. 144813828 (Reference: SkyTel Credit Agreement dated as of December 21,
1995), in each case no later than 12:00 noon, New York City time, on the date on which such payment shall be due.

     SECTION 2.14. United States Withholding.

     (a) Prior to the date of the initial Loan hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in Applicable Law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

     (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the Applicable Law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld as required by Applicable Law; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by any Lender from whom the taxes were deducted or withheld; and (iii) shall forward to such Lender any payment or deposit of the deducted or withheld taxes as may be refunded from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     (c) Each Lender agrees (i) that as between such Lender and the Borrower or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by Applicable Law, it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to Section 13.3(g) and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by Applicable Law with respect to amounts described in clause (i) of this paragraph (c).

     (d) Each assignee of a Lender's interest in this Agreement in conformity with Section 13.3 shall be bound by this Section 2.14, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this
Section 2.14.

     (e) Notwithstanding the foregoing, in the event that any withholding taxes shall become payable solely as a result of any change in Applicable Law, including without limitation, any statute, treaty, ruling, determination or regulation (a "Change") occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all deductions required by the Change (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall, upon the earlier to occur of knowledge thereof by the Borrower or receipt by the Borrower of the notice specified in Section 2.11(d), make such deductions and (iii) the Borrower shall thereafter pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. For purposes of this Section 2.14, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the date hereof, (ii) in the case of each Lender which is an original party to this Agreement, the date hereof, and (iii) in the case of any other Lender, the date of the Assignment and Acceptance pursuant to which it became a Lender.

     SECTION 2.15. Interest Adjustments.

     (a) If the provisions of this Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law or any law applicable to any Loan, the interest payments to such Lender shall be reduced to the extent and in such a manner as is necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing a Lender shall receive interest payments hereunder or under its Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to a Lender hereunder and under its Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount then permitted by Applicable Law or any law applicable to the Loans.

     (b) To the extent permitted by Applicable Law, the amount of the Interest Deficit relating to a Loan shall be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to this Agreement. The amount of the Interest Deficit relating to a Loan at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to this Agreement) shall be cancelled and not paid.

3.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Agreement and to make the Loans and issue and purchase participations in the Letters of Credit provided for herein, the Credit Parties hereby, jointly and severally make the following representations and warranties to, and agreements with, the Administrative Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Agreement and of the Notes, the making of the Loans and the issuance of each Letter of Credit:

     SECTION 3.1. Corporate Existence and Power.

     Each Credit Party and each Subsidiary of a Credit Party has been duly organized and is validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization and is in good standing as a foreign corporation or other foreign entity in all jurisdictions where the nature of its properties or business so requires as listed in Schedule
3.1 hereto, except where the failure to be in good standing as a foreign corporation or other foreign entity would not have a Material Adverse Effect. Each Credit Party and each Subsidiary of a Credit Party has the corporate or partnership power (as applicable) and authority (i) to own their respective properties and carry on their respective businesses as now being conducted, (ii) in the case of the Credit Parties, to execute, deliver and perform their respective obligations under this Agreement, the Notes and the other Fundamental Documents to which it is a party and to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral as contemplated by Article 8 hereof and the other Fundamental Documents, (iii) in the case of the Borrower, to borrow hereunder, and (iv) in the case of the Pledgors, to pledge to the Administrative Agent for the benefit of the Lenders, the Pledged Securities as contemplated by Article 11 hereof.

     SECTION 3.2. Corporate Authority and No Violation.

     The execution, delivery and performance of this Agreement and the other Fundamental Documents to which it is a party and the grant to the Administrative Agent for the benefit of the Lenders of a security interest in the Collateral as contemplated by Article 8 hereof and the other Fundamental Documents by each Credit Party; and in the case of the Borrower, the Borrowings hereunder; and in the case of each of the Guarantors, the guaranty of the Obligations as contemplated by Article 10 hereof and in the case of the Pledgors, the pledge to the Administrative Agent for the benefit of the Lenders of the Pledged Securities (a) have been duly authorized by all necessary corporate or partnership action on the part of each Credit Party, (b) will not in any material respect, violate or involve the Administrative Agent or any Lender in a violation of, any provision of any Applicable Law applicable to any of the Credit Parties or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation, By-Laws or any other organizational document of any Credit Party or any Subsidiary of a Credit Party,
(d) will not violate any provision of any indenture, any agreement for borrowed money, any bond, note, debenture or other similar instrument or any other material agreement to which any Credit Party or any Subsidiary of a Credit Party is a party or by which any Credit Party or any Subsidiary of a Credit Party or any of their respective properties or assets are bound, in any case where as a consequence thereof a Material Adverse Effect would occur, (e) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement for borrowed money, bond, note, debenture, instrument or other material agreement, in any case where as a consequence thereof a Material Adverse Effect would occur, and (f) will not result in the creation or imposition of any Lien upon any material property or assets of any Credit Party or any Subsidiary of a Credit Party other than pursuant to this Agreement or another Fundamental Document.

     SECTION 3.3. Governmental Approval.

     Except as set forth on Schedule 3.3 hereto, no action, consent or approval of, or registration or filing with, or any other action by, any Governmental Authority is required in connection with the perfection of the security interests in the Collateral contemplated by Article 8 hereof and the other Fundamental Documents, with the pledge of the Pledged Securities pursuant to
Article 11 hereof or with the execution, delivery and performance by any Credit Party of this Agreement or the other Fundamental Documents except for (i) the filing of the UCC-1 financing statements in the various offices as listed on
Schedule 3.19 hereto, (ii) the filing of the Trademark Security Agreement and the Patent Security Agreement with the United States Office of Patents and Trademarks, and (iii) the filing of the Copyright Security Agreement with the United States Copyright Office.

     SECTION 3.4. Financial Condition.

     (a) (i) The audited consolidated balance sheet of Mtel and its Consolidated Subsidiaries as at the end of, and the related audited consolidated statements of operations, changes in stockholders' investment and cash flows for the fiscal year ended December 31, 1994, (ii) the audited balance sheet of SkyTel as at the end of, and the related audited statements of operations, changes in stockholders' investment and cash flows for the fiscal year ended December 31, 1994, (iii) the unaudited consolidated balance sheet of Mtel and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of operations, changes in stockholders' investment and cash flows for the nine-month period ended September 30, 1995 and (iv) the unaudited balance sheet of SkyTel and U.S. Paging on a combined basis as at the end of, and the related unaudited statements of operations, changes in stockholders' investment and cash flows for the nine-month period ended September 30, 1995, have been prepared in accordance with GAAP consistently applied, subject in the case of such unaudited statements to changes resulting from year-end audit adjustments. All of such financial statements fairly present the consolidated financial position or the results of operations, as the case may be, of Mtel and its Consolidated Subsidiaries, SkyTel or SkyTel and U.S. Paging on a combined basis, as the case may be, at the dates or for the periods indicated, subject to year-end and audit adjustments in the case of unaudited statements (and in the case of balance sheets, including the notes thereto) and reflect all known liabilities, contingent or otherwise, that GAAP requires, as of such dates, to be shown, reserved against or disclosed in notes to financial statements.

     (b) No Credit Party prior to, or at or after, the Closing Date is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, after giving effect to all Indebtedness pursuant hereto and pursuant to the other Fundamental Documents (including the Loans and Guaranties incurred and Liens created, or to be created, by each Credit Party in connection therewith) (w) each Credit Party expects the cash available to such Credit Party and its Subsidiaries on a consolidated basis, after taking into account all other anticipated uses of the cash of such Credit Party and its Subsidiaries (including the payments on or in respect of debt referred to in clause (y) of this Section 3.4(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party and/or its Subsidiaries or which may be rendered against such Credit Party and/or its Subsidiaries in any action in which such Credit Party or any such Subsidiary is a defendant as determined on the date of each Borrowing (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (x) the sum of the present fair saleable value of the assets of each Credit Party and its Subsidiaries on a consolidated basis will exceed the probable liability of such Credit Party and its Subsidiaries on their debts (including their Guaranties); (y) no Credit Party and its Subsidiaries on a consolidated basis will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party and its Subsidiaries from any source, and of amounts to be payable on or in respect of debts of such Credit Party and its Subsidiaries and the amounts referred to in clause (w)); and (z) each Credit Party and its Subsidiaries on a consolidated basis will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party and its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business.
For purposes of this Section 3.4, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

     SECTION 3.5. No Material Adverse Change.

     Since December 31, 1994, there has been no event or condition which has occurred and which has, or is reasonably expected to have, a Material Adverse Effect.

     SECTION 3.6. Subsidiaries, Other Investments and Joint Ventures.

     (a) Annexed hereto as Schedule 3.6(a) is a correct and complete list, as of the date hereof, (i) of all Subsidiaries of any Credit Party, showing, as to each such Subsidiary, its name, the jurisdiction of its incorporation and the ownership of its capital stock and, as to each Subsidiary which is not a Foreign Subsidiary, such Subsidiary's authorized capitalization and the number of shares of its capital stock then outstanding and (ii) each Investment (other than Investments in the equity securities of Subsidiaries which are not Joint Venture Subsidiaries, but including other Investments in Subsidiaries) of any Credit Party or any Subsidiary of a Credit Party including, without limitation, each Investment in a Joint Venture. All Subsidiaries of any Credit Party existing on the date hereof which are not Guarantors hereunder or listed as an inactive Subsidiary on Schedule 3.6(a) hereto, are incorporated or organized in jurisdictions outside the United States and do not conduct any operations within the United States.

     (b) As of the date hereof, each Subsidiary of a Credit Party which is listed on Schedule 3.6(a) hereto and is identified thereon as being inactive, does not conduct any operations nor own or hold assets with a fair market value in excess of $30,000.

     (c) Except as set forth on Schedule 3.6(c) hereto, no Credit Party or Subsidiary of a Credit Party, other than a Joint Venture Subsidiary, is a general partner in any partnership or a joint venturer in any joint venture.

     SECTION 3.7. Copyrights, Patents and Other Rights.

     (a) The Credit Parties possess all patents, patent rights or licenses, trademarks, trademark rights and licenses, tradenames, tradename rights, copyrights, copyright rights and licenses and any other similar rights which are material to the conduct of their respective businesses (collectively the "Proprietary Rights"). Schedule 3.7 lists all registered Proprietary Rights and all Proprietary Rights as to which an application for registration has been made, owned and used or held for use by any Credit Party, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the Credit Party which owns such Proprietary Right; (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and (iv) material licenses, sublicenses and other agreements to which a Credit Party is a party and pursuant to which any Person is authorized to use any Proprietary Right including, as to licenses to a Credit Party, the identity of the licensor, and as to licenses granted by a Credit Party, the identity of the licensee. To the best of the Credit Parties' knowledge, a Credit Party is either (1) the sole and exclusive owner (excluding licenses granted by a Credit Party) of all right, title and interest in and to (free and clear of any Lien) the Proprietary Rights described in Schedule 3.7 hereto and has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, or (2) the licensee of (free and clear of any Lien) the Proprietary Rights described in Schedule 3.7 hereto and has the rights to the use thereof or material covered thereby in connection with the services or products in respect of which they are being used.

     (b) Except as set forth on Schedule 3.7 hereto, (i) there is no claim, suit, action or proceeding pending, or to the Credit Parties' knowledge, threatened, against a Credit Party that involves a claim of infringement of any Proprietary Right and (ii) no Credit Party has any knowledge of any existing infringement by any other Person of any of the Proprietary Rights.

     SECTION 3.8. Fictitious Names.

     On the date hereof, no Credit Party has done business, is doing business or intends to do business other than under its full corporate or partnership name, including, without limitation, under any tradename or other doing business name, except as set forth on Schedule 3.8 hereto.

     SECTION 3.9. UCC Filing Information.

     The chief executive office of each Credit Party is, on the date hereof, as set forth on Schedule 3.9 hereto, which office is the place where each Credit Party is "located" for the purpose of Section 9-103(3)(d) of the Uniform Commercial Code in effect in the State of New York and in any State in which any such Person is so located. The places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any substantial amount of goods included in the Collateral on the date hereof are also listed on
Schedule 3.9 hereto.

     SECTION 3.10. Title to Properties.

     As of the date hereof, Mtel and its Consolidated Subsidiaries have, and SkyTel and U.S. Paging on a combined basis have, (as applicable) good title or valid leasehold interests to each of the properties and assets reflected on the applicable balance sheets as of September 30, 1995 referred to in Section 3.4(a) hereof, except for minor defects in title that do not interfere in any material respect with their respective ability to conduct their respective businesses as presently conducted or as contemplated to be conducted by the Business Plan. All such properties and assets are free and clear of Liens, except Permitted Encumbrances.

     SECTION 3.11. Litigation.

     Except as set forth on Schedule 3.11 hereto, there are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of any Credit Party, threatened, against or affecting any Credit Party or any Subsidiary of a Credit Party or any of their respective properties or assets, by or before any Governmental Authority or arbitrator, which if adversely determined would reasonably be expected to have a Material Adverse Effect or which involve this Agreement or any of the transactions contemplated hereby. No Credit Party and no Subsidiary of a Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

     SECTION 3.12. Federal Reserve Regulations.

     No Credit Party and no Subsidiary of a Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, whether immediately, incidentally or ultimately, to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any other purpose violative of or inconsistent with any of the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 3.13. Investment Company Act.

     No Credit Party and no Subsidiary of a Credit Party is, or will during the term of this Agreement be, (i) an "investment company", or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Fundamental Document.

     SECTION 3.14. Enforceability.

     This Agreement, the Notes and each other Fundamental Document when executed will constitute a legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable in accordance with its respective terms, subject
(a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

     SECTION 3.15. Taxes.

     Each Credit Party and each Subsidiary of a Credit Party has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.4 hereof and except where the failure to so file or pay would not have a Material Adverse Effect.

     SECTION 3.16. Compliance with ERISA.

     Each Credit Party and each Subsidiary of a Credit Party is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. No Credit Party and no Subsidiary of a Credit Party has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty imposed by ERISA or Section 4975 of the Code. No liability to the PBGC that is material to a Credit Party or any Subsidiary of a Credit Party has been, or to any Credit Party's best knowledge is reasonably expected to be, incurred with respect to any Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan established or maintained by a Credit Party or a Subsidiary of a Credit Party by the PBGC. No Credit Party and no Subsidiary of a Credit Party has engaged in a transaction which would result in the incurrence of a material liability under
Section 4069 of ERISA. As of the Closing Date, no Credit Party and no Subsidiary of a Credit Party contributes to a Multiemployer Plan, nor has any such Person incurred any liability that would result in a Material Adverse Effect on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.

     SECTION 3.17. Agreements.

     (a) Those agreements which are set forth as exhibits to the current Form 10-K of Mtel are all the agreements, indentures, leases or instruments which if a default, breach or violation of any thereof should occur would result in a Material Adverse Effect. None of the Credit Parties nor any Subsidiary of a Credit Party is subject to any charter or other corporate restriction, or any judgment, order, writ, injunction or decree, which if a default, breach or violation thereof should occur, would result in a Material Adverse Effect. Except as otherwise disclosed on Schedule 3.17 hereto, no Credit Party nor any Subsidiary of a Credit Party is a party to any Restricted Agreement.

     (b) No Credit Party nor any Subsidiary of a Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or contract to which it is a party which if the other party thereto enforced its rights thereunder would result in a Material Adverse Effect.

     SECTION 3.18. Indebtedness; Interest Rate Protection Agreements and Currency Agreements.

     (a) Except for this Agreement and as otherwise disclosed on Schedule 6.1 hereto, as of the Closing Date, no Credit Party nor any Subsidiary of a Credit Party has any outstanding Indebtedness.

     (b) Schedule 3.18 hereto is a true and complete list as of the Closing Date of all Interest Rate Protection Agreements and Currency Agreements entered into by a Credit Party or a Subsidiary of a Credit Party. All of the agreements listed on such Schedule 3.18 were entered into by the applicable Credit Party or Subsidiary of a Credit Party for bona fide hedging purposes.

     SECTION 3.19. Security Interest.

     This Agreement and the other Fundamental Documents when executed and delivered by the Credit Parties will create and grant to the Administrative Agent for the benefit of the Lenders (upon the making of the first Loan hereunder and assuming possession by the Administrative Agent of all items of Collateral as to which a security interest may be perfected only by possession) a valid and first priority perfected security interest in the Collateral (except for Collateral located in a jurisdiction in which no UCC financing statement has been filed for the benefit of the Lenders) assuming the filing of (x) all UCC financing statements listed on Schedule 3.19 hereto, (y) the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office and (z) the Copyright Security Agreement with the United States Copyright Office. The jurisdictions in which no UCC financing statements have been filed for the benefit of the Lenders, do not account in the aggregate for more than 7% of the revenues of Mtel and its Consolidated Subsidiaries. On the date of the first Loan hereunder, no Person will have any right, title or interest in or to the Collateral which is, or which shall be, prior, paramount, superior or equal to the right, title or interest of the Administrative Agent (on behalf of the Lenders) therein or thereto, except for Permitted Encumbrances.

     SECTION 3.20. Disclosure.

     Neither this Agreement nor any other Fundamental Document nor any other agreement, document, certificate or written statement (other than any projections) furnished to the Administrative Agent or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or in all such other agreements, documents, certificates or statements, taken as a whole, not misleading. Any projections furnished to the Administrative Agent or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated hereby, were prepared based upon good faith estimates and assumptions of the applicable Credit Party, which estimates and assumptions are believed by management of such Credit Party to be reasonable (it being understood that such projections and the estimates and assumptions on which they are based may or may not prove to be correct). At the date hereof, there is no fact known to any Credit Party which now, or in the future, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.21. Environmental Liabilities.

     (a) (i) No Credit Party and no Subsidiary of a Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of their properties or assets, or otherwise, in any manner which at the time of the action in question violated in any material respect any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and (ii) to the best of any Credit Party's knowledge, but without independent inquiry, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which at the time of the action in question, violated in any material respect any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     (b) No Credit Party and no Subsidiary of a Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, where such could have a Material Adverse Effect and no claims have been made against any Credit Party or any Subsidiary of a Credit Party during the past five years and no presently outstanding citations or notices have been issued against any Credit Party or any Subsidiary of a Credit Party, where such could have a Material Adverse Effect, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials by any Credit Party or any Subsidiary of a Credit Party, or any of their respective employees, agents, representatives or, to the best of any Credit Party's knowledge, any predecessors in interest in connection with or in any way arising from or relating to any Credit Party or any Subsidiary of a Credit Party or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance, or to the best knowledge of any Credit Party by any other Person, at or on or under any of the real properties owned or used by any Credit Party or any Subsidiary of a Credit Party or any other location where such could have a Material Adverse Effect.

     SECTION 3.22. Labor Matters.

     No Credit Party and no Subsidiary of a Credit Party has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which has had a Material Adverse Effect and to the best knowledge of any Credit Party, there is no such strike, dispute, slowdown or work stoppage threatened against any Credit Party or any Subsidiary of a Credit Party.

     SECTION 3.23. Pledged Securities.

     (a) Annexed hereto as Schedule 3.23 is a correct and complete list as of the Closing Date, of all the Pledged Securities hereunder showing, as to each, either (1) in the case of any capital stock, the entity whose stock is being pledged, the stock certificate number, the number of shares of the capital stock represented by such stock certificate and the Pledgor that owns such capital stock or (2) in the case of notes (if any) evidencing intercompany Indebtedness, the entity that owes the intercompany Indebtedness, a description of the note evidencing such Indebtedness and the Pledgor to which such Indebtedness is owed. The applicable Pledgor set forth on Schedule 3.23 hereto (x) is the legal and beneficial owner of, has good title to, and has sole right, title and interest to, the Pledged Securities owned by it as set forth on Schedule 3.23 hereto free of all Liens, security interests or other encumbrances or rights of first refusal, except the security interests created by this Agreement and (y) has sole right and power to pledge, and grant the security interest in and Lien upon, such Pledged Securities pursuant to this Agreement without the consent of any creditor of such Pledgor or any other Person or any Governmental Authority whatsoever.

     (b) The Pledged Securities consisting of equity securities (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) constitute 100% of the issued and outstanding equity securities of SkyTel and each of the Guarantors.

     (c) There are no options, warrants, conversion or similar rights currently outstanding permitting any Person to acquire any of the Pledged Securities.

     (d) All intercompany Indebtedness as of the date hereof is not evidenced by a note.

     (e) Except for the granting by the FCC and any state public service or state public utility commission of any consent or approval which may be required by Applicable Law, there are no restrictions on the transfer of the Pledged Securities other than as a result of this Agreement.

     (f) Upon delivery to the Administrative Agent of the certificates or notes (as applicable) evidencing the Pledged Securities, Article 11 of this Agreement will create in favor of the Administrative Agent for the benefit of the Lenders a valid, binding and enforceable security interest in, and Lien upon, such Pledged Securities and such security interest and Lien constitute a fully perfected first priority security interest in, and Lien upon, all right, title and interest of the applicable Pledgor in such Pledged Securities.

     SECTION 3.24. FCC Licenses.

     (a) SkyTel (i) is the sole licensee under the Paging Licenses, (ii) has no knowledge of any complaints or objections filed with the FCC or any other Governmental Authority with respect to the operations of its nationwide paging system during the past three years pursuant to the Paging Licenses or of any other matter which could, if adversely determined, have a Material Adverse Effect or materially adversely affect SkyTel's authority to offer its nationwide paging services, or of any action pending or, to the best knowledge of any Credit Party, threatened, orally or in writing, before or by the FCC or otherwise, for the cancellation, modification or nonrenewal of any of the Paging Licenses, (iii) is not in default in any material respect with respect to any condition, term, provision, order, rule, regulation, policy, writ or decree of the FCC or any other agency, court or governmental body with respect to the Paging Licenses or SkyTel's operation of its nationwide paging system other than such defaults which could not individually or in the aggregate result in a Material Adverse Effect and (iv) through the operation and maintenance of its nationwide paging system and the related buildings, structures, transmission facilities and properties, whether owned or leased, is not (and does not expect to be) in violation or contravention in any material respect of any law, ordinance, or administrative regulation or any restrictive covenant in any agreement to which SkyTel is a party, or by which it or any of its assets is bound.

     (b) Destineer (i) is the sole licensee under the Destineer Licenses, (ii) has no knowledge of any complaints or objections filed with the FCC or any other Governmental Authority with respect to the operation or contemplated operation of its narrowband personal communication services during the past three years pursuant to the Destineer Licenses or of any other matter which could, if adversely determined, have a Material Adverse

Effect or materially adversely affect Destineer's authority to offer its narrowband personal communication services, or of any action pending or, to the best knowledge of any Credit Party, threatened, orally or in writing, before or by the FCC or otherwise, for the cancellation, modification or nonrenewal of any of the Destineer Licenses, (iii) is not in default in any material respect with respect to any condition, term, provision, order, rule, regulation, policy, writ or decree of the FCC or any other agency, court or governmental body with respect to the Destineer Licenses or Destineer's operation or contemplated operation of its narrowband personal communication services other than such defaults which could not individually or in the aggregate result in a Material Adverse Effect and (iv) through the operation and maintenance of its narrowband personal communication services and the related buildings, structures, transmission facilities and properties, whether owned or leased, is not (and does not expect to be) in violation or contravention in any material respect of any law, ordinance, or administrative regulation or any restrictive covenant in any agreement to which Destineer is a party, or by which it or any of its assets is bound.

     (c) No other material license, permit or approval of any federal or state agency is required for SkyTel to conduct its nationwide paging operations as presently conducted and as contemplated to be conducted or for Destineer to conduct its narrowband personal communication services as presently conducted and as contemplated to be conducted. Neither SkyTel's nationwide paging operations conducted pursuant to the Paging Licenses nor Destineer's narrowband personal communications services are subject to regulation by any state public service or public utility commission or by any other state agency regulating rates for, or entry into, paging or messaging operations.

     (d) There are no other licenses, permits and approvals (other than the Paging Licenses and the Destineer Licenses) held by a Credit Party issued by the FCC or any other federal or state governmental agency or entity which are material to the business or operations of Mtel and its Consolidated Subsidiaries taken as a whole.

     (e) If Mtel is the losing party in its appeal challenging the payment of a license fee as a condition to the issuance to Destineer of the narrowband personal communication services license pursuant to the Pioneer's Preference, then (i) Destineer shall have the right to surrender such license and thereby avoid the obligation to pay the license fee which is the subject of the above-referenced appeal and (ii) any election by Destineer to surrender such license will not materially impair Destineer's operation of its narrowband personal communication services as presently conducted or as contemplated to be conducted in the Business Plan.

     SECTION 3.25. Senior Obligations

     The Guaranty by Mtel of the Obligations pursuant to Article 10 hereof is, or when incurred or arise will be, within the definition of (i) "Senior Indebtedness" as such term is defined in the Indenture governing the Convertible Debentures and (ii) "Senior Debt" as such term is defined in that certain Convertible Subordinated Note of Mtel in favor of Daniel J. N. Nabarro in the original principal of U.K. (pound) 2,458,333, dated December 1, 1989 (the "Nabarro Note"), and such guaranty and other obligations of Mtel are or will be entitled to the benefits of the subordination provisions contained in the Nabarro Note and in the Indenture governing the Convertible Debentures.

4.  CONDITIONS OF LENDING

     SECTION 4.1. Conditions Precedent to the Initial Loans.

     The obligation of each Lender to make its initial Loan or, if earlier, the obligation of the Issuing Bank and each Lender to issue and to purchase participations in the initial Letter of Credit, are subject to the following conditions precedent:

     (a) Corporate Documents of the Credit Parties. The Administrative Agent shall have received, with copies for each of the Lenders:

          (i) a copy of each Credit Party's certificate of incorporation or other organizational document(s), certified as of a recent date by an appropriate official of the jurisdiction of its incorporation or organization;

          (ii) a certificate of each such appropriate official, dated as of a recent date, as to the good standing of, and payment of taxes by, each Credit Party which certificate lists such Credit Party's charter or organizational documents on file in the office of such official;

          (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the appropriate official of each jurisdiction in which such Credit Party is qualified as a foreign corporation or entity (as listed in Schedule 3.1 hereof); and

          (iv) a certificate of the Secretary of each Credit Party dated the date of the initial Loan (or the date of issuance of the initial Letter of Credit, if applicable) and certifying (A) that attached thereto is a true and complete copy of the by-laws (or equivalent document) of such Credit Party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors (or the equivalent thereof) of such Credit Party authorizing the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes (in the case of the Borrower), the other Fundamental Documents to which such Credit Party will be a party, and any other documents required or contemplated hereunder or thereunder to which such Credit Party will be a party, and the Borrowings hereunder (in the case of the Borrower), the granting of the security interests contemplated by the Fundamental Documents, and the pledge of the Pledged Securities (in the case of the Pledgors), (C) that the certificate of incorporation or other organizational document(s) of such Credit Party have not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's Certificate and (D) as to the incumbency and specimen signature of each officer of such Credit Party executing this Agreement, the Notes (if applicable), the other Fundamental Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such Credit Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)).

     (b) Notes. The Administrative Agent shall have received the Notes, each duly executed on behalf of the Borrower, dated the date hereof and payable to the order of each Lender in the principal amount equal to such Lender's Commitment.

     (c) Opinions of Counsel. The Administrative Agent shall have received the favorable written opinions, dated the date of the initial Loan hereunder (or the date of issuance of the initial Letter of Credit, if applicable), addressed to the Administrative Agent and the Lenders and satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Agents, of (i) Jones, Day, Reavis & Pogue, counsel to the Credit Parties, substantially in the form of Exhibit B hereto, (ii) such FCC counsel and local regulatory counsel as the Administrative Agent may request and

(iii) local counsel in Mississippi and New Jersey regarding the creation or perfection of the security interests in the Collateral and the pledge of the Pledged Securities.

     (d) ERISA. The Administrative Agent shall have received confirmation that
(i) none of the Plans of any of the Credit Parties or any of their respective Subsidiaries has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), (ii) no Reportable Event has occurred as to any Plan, and (iii) no termination of, or withdrawal from, any Plan has occurred or is contemplated that would result in any liability on the part of any Credit Party or any Subsidiary of a Credit Party.

     (e) Insurance. The Borrower shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage and (ii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name Chemical Bank, as Administrative Agent as the certificate holder and shall evidence compliance with Section 5.3(c) hereof with respect to all insurance coverage existing as of the Closing Date.

     (f) Pledged Securities. The Administrative Agent shall have received all of the certificates representing all of the Pledged Securities, together with an undated stock power executed in blank for each such certificate.

     (g) Subordination Agreement. The Administrative Agent shall have received the Subordination Agreement, duly executed by all the parties thereto.

     (h) Contribution Agreement. The Administrative Agent shall have received the Contribution Agreement, duly executed by the Credit Parties.

     (i) Copyright Security Agreement. The Administrative Agent shall have received the Copyright Security Agreement duly executed by the applicable Credit Parties.

     (j) Trademark Security Agreement. The Administrative Agent shall have received the Trademark Security Agreement duly executed by the applicable Credit Parties.

     (k) Patent Security Agreement. The Administrative Agent shall have received the Patent Security Agreement duly executed by the applicable Credit Parties.

     (l) UCC Financing Statements and UCC Searches, etc. The Administrative Agent shall have received (i) UCC financing statements executed on behalf of each of the Credit Parties for filing in the applicable jurisdictions set forth on Schedule 3.19 hereto in order to provide the Administrative Agent (for the benefit of the Lenders) with a perfected security interest in the Collateral as to which a security interest may be perfected by filing and (ii) UCC searches satisfactory to the Administrative Agent indicating that no other filings with regard to the Collateral are of record in any of such jurisdictions except in connection with Permitted Encumbrances disclosed to the Administrative Agent on the Closing Date.

     (m) Financial Statements. The Administrative Agent shall have received, with sufficient copies for each of the Lenders, the financial statements of SkyTel and U.S. Paging on a combined basis, and Mtel and its Consolidated Subsidiaries, for the period ended on September 30, 1995 in the form required by Sections 5.1(b) and (d) hereof, together with a related Compliance Certificate and a Monthly Operating Statement.

     (n) Agreement with MCI Telecommunications Corporation. The Administrative Agent shall be satisfied with the terms and conditions of the Special Customer Agreement between Mtel and MCI Telecommunications Corporation as currently in effect.

     (o) Existing Indebtedness. Simultaneously with the making of the initial Loan hereunder, all outstanding Indebtedness (other than Indebtedness expressly permitted hereby) shall be paid in full, any commitment with respect thereto terminated and any and all security interests, Liens and other encumbrances granted in connection therewith shall be released.

     (p) Payment of Fees. All fees and expenses then due and payable by the Credit Parties in connection with the transactions contemplated hereby shall have been paid.

     (q) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, assets, property, condition (financial or otherwise) or prospects of SkyTel individually, or Mtel and its Consolidated Subsidiaries, taken as a whole, in each case, since December 31, 1994.

     (r) Compliance with Laws. The Administrative Agent shall be satisfied that the transactions contemplated hereby will not violate, in any material respect, any provision of Applicable Law (including, without limitation, ERISA and the provisions of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), and will not violate any order of any court or other agency of the United States or any state thereof applicable to any Credit Party or any of their respective properties or assets.

     (s) Other Documents. The Administrative Agent shall have received such other documents as the Lenders may require.

     (t) Other Matters. All legal matters incident to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

     SECTION 4.2. Conditions Precedent to Each Loan and Letter of Credit.

     The obligations of the Lenders to make each Loan (including the initial Loan but excluding continuations and conversions) and of the Issuing Bank and the Lenders to issue and to purchase participations in each Letter of Credit, are subject to the following conditions precedent:

     (a) Notice. The Administrative Agent (and the Issuing Bank, if applicable) shall have received a notice with respect to such Borrowing (together with the Borrowing Date Margin Calculation Certificate required by Section 2.2(b) hereof) or Letter of Credit as required by Article 2 hereof.

     (b) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

     (c) No Event of Default. On the date of (and after giving effect to) each Borrowing or issuance of a Letter of Credit hereunder, the Borrower shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

     (d) Additional Documents. The Lenders shall have received from the Borrower on the date of each Borrowing or issuance of a Letter of Credit, such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.2.

Each Borrowing or issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Credit Parties on the date of such Borrowing or issuance as to the matters specified in paragraphs (b) and (c) of this Section.

5.  AFFIRMATIVE COVENANTS

     From the date of the initial Loan and for so long as the Commitments shall be in effect, or any amount shall remain outstanding under any Note or unpaid under this Agreement or any Letter of Credit shall remain outstanding, each of the Credit Parties agrees that each of them will, and will cause each of its Subsidiaries to:

     SECTION 5.1. Financial Statements and Reports.

     Deliver to each Lender:

     (a) As soon as is practicable, but in any event within ninety (90) days after the end of each fiscal year of SkyTel, the audited balance sheet of SkyTel and U.S. Paging on a combined basis as at the end of, and the related statements of operations, changes in stockholders' investment and cash flows for, such year, and the comparable financial statements as at the end of, and for, the preceding fiscal year, which current year financial statements shall (i) contain in the notes thereto, a summary explanation of the basis on which expenses were allocated between SkyTel and Destineer and (ii) be accompanied by a report and opinion of Arthur Andersen LLP or such other independent certified public accountants of nationally recognized standing as shall be retained by SkyTel and be satisfactory to the Agents, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall (A) be unqualified as to the status of each of SkyTel and U.S. Paging as a going concern and scope of audit and shall state that such financial statements fairly present, in all material respects, the financial position of SkyTel and U.S. Paging on a combined basis as at the dates indicated and the results of its operations and cash flows for the periods indicated in conformity with GAAP and (B) contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

     (b) As soon as is practicable, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of SkyTel and U.S. Paging on a combined basis as at the end of, and the related unaudited statements of operations, changes in stockholders' investment and cash flows for, such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the comparable financial statements as at the end of, and for, the corresponding periods in the preceding fiscal year, together with a certificate signed by the Chief Financial Officer of SkyTel to the effect that such financial statements, while not examined by independent public accountants, reflect, in his or her opinion and in the opinion of SkyTel, all adjustments necessary to present fairly, in all material respects, the financial position of SkyTel and U.S. Paging on a combined basis as at the end of the fiscal quarter and the results of its operations for the quarter and the period then ended in conformity with GAAP consistently applied, subject only to year-end audit adjustments and to the absence of footnote disclosure;

     (c) As soon as is practicable, but in any event within ninety (90) days after the end of each fiscal year of Mtel, (i) the audited consolidated balance sheet of Mtel and its Consolidated Subsidiaries as at the end of, and the related statements of operations, changes in stockholders' investment and cash flows for, such year, and the comparable financial statements as at the end of, and for, the preceding fiscal year, accompanied by a report and opinion of Arthur Andersen LLP or such other independent certified public accountants of nationally recognized standing as shall be retained by Mtel and be satisfactory to the Agents, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall (A) be unqualified as to the status of Mtel as a going concern and scope of audit and shall state that such financial statements fairly present, in all material respects, in all material respects the financial position of Mtel and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP and (B) contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements and (ii) the unaudited consolidating balance sheet of Mtel and its Consolidating Subsidiaries as at the end of the related fiscal year and the unaudited consolidating statements of operations, changes in stockholders' investment and cash flows for such fiscal year, certified by the Chief Financial Officer of Mtel that such statements fairly present, in all material respects, the financial condition of Mtel and its Consolidated Subsidiaries, as at the dates indicated and the results of their operations and cash flows of Mtel and its Consolidated Subsidiaries for the periods indicated, all in conformity with GAAP;

     (d) As soon as is practicable, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets of Mtel and its Consolidated Subsidiaries as at the end of, and the related unaudited statements of operations, changes in stockholders' investment and cash flows for, such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the comparable financial statements as at the end of, and for, the corresponding periods in the preceding fiscal year, together with a certificate signed by the Chief Financial Officer of Mtel to the effect that such financial statements, while not examined by independent public accountants, reflect, in his or her opinion and in the opinion of Mtel, all adjustments necessary to present fairly, in all material respects, the financial position of Mtel and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of their operations for the quarter and the period then ended in conformity with GAAP consistently applied, subject only to year-end audit adjustments and to the absence of footnote disclosure;

     (e) Together with the delivery of the statements referred to in paragraphs
(a) through (d) of this Section 5.1, a certificate of the Chief Financial Officer of Mtel and the Chief Financial Officer of SkyTel, substantially in the form of Exhibit I hereto (i) stating that the signer has reviewed the terms of this Agreement and that in the course of the performance of his or her duties, he or she would normally have knowledge of any condition or event which would constitute an Event of Default or Default and stating whether or not he or she has knowledge of any such condition or event and, if so, specifying each such condition or event of which he or she has knowledge and the nature thereof, the period during which it has existed and any action which any Credit Party has taken, is taking or proposes to take with respect to each such condition or event, (ii) certifying that the allocation of expenses between SkyTel and Destineer was done on a fair and reasonable basis, (iii) demonstrating in reasonable detail compliance with the provisions of Sections 6.15 through 6.23 hereof (as applicable), (iv) attaching a comparison of actual versus projected results of SkyTel and U.S. Paging on a combined basis, and Mtel and its Consolidated Subsidiaries together with a business and financial analysis of any variance, (v) if applicable, noting a reduction or an increase in the applicable interest Margin as contemplated by Section 2.5(c) and giving the basis for the same and (vi) attaching a schedule showing in reasonable detail any reductions or additions, during the preceding quarter, in Investments by a Credit Party in any other Credit Party, any Subsidiary of a Credit Party, any Joint Venture, any Joint Venture Subsidiary or any Affiliate of a Credit Party (any such certificate shall be referred to herein as a "Compliance Certificate");

     (f) Together with each set of audited financial statements required by
Section 5.1(a) or Section 5.1(c) above, a report from the independent public accountants rendering the report thereon (i) stating that such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to the matters referred to in clauses (ii) and (iii) of this Section 5.1(f), (ii) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof, and
(iii) stating that the matters which are set forth in the Compliance Certificate delivered therewith and which are required pursuant to clause (iii) of Section 5.1(e) above for the applicable fiscal year, are stated in accordance with the terms of this Agreement;

     (g) Within forty (40) days after the end of each month, a copy of the Monthly Operating Statement of Mtel and its Consolidated Subsidiaries in a form mutually agreed upon by Mtel and the Administrative Agent (a "Monthly Operating Statement").

     (h) Promptly upon receipt thereof, each comment letter submitted to management by any independent public accountant in connection with an annual audit, and copies of all reports stating any material conclusions or recommendations, if any, submitted by any independent public accountant to a Credit Party or any Subsidiary of a Credit Party in connection with any annual, interim or special audit of the financial statements of any Credit Party or any Subsidiary of a Credit Party.

     (i) Not later than the first day of each fiscal year of Mtel, a summary of the combined financial plan of SkyTel and U.S. Paging and the consolidated financial plan of Mtel and its Consolidated Subsidiaries for the next succeeding fiscal year and each year thereafter through December 31, 2001, including, without limitation, financial projections for such fiscal years prepared in a manner acceptable to the Administrative Agent, provided, however, that the summary financial plans for fiscal year 1996 may be delivered on or before January 31, 1996;

     (j) Promptly upon their becoming available, copies of all financial statements, reports, notices, proxy statements or other material written communications sent or made available by Mtel to its security holders generally, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Mtel with any securities exchange or with the Securities and Exchange Commission or any comparable foreign bodies, and of all press releases and other statements made available generally by Mtel to the public concerning material developments in the business of any Credit Party or any Subsidiary of a Credit Party;

     (k) Promptly upon any executive officer of any Credit Party obtaining knowledge (a) of any Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or (b) that any Person has given any notice to a Credit Party or any Subsidiary of a Credit Party or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (e) of Article 7, a certificate of the president or Chief Financial Officer of the applicable Credit Party specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such Default or claimed Event of Default and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

     (l) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party, any Subsidiary of a Credit Party or any of their respective property or assets, including, without limitation, any such action, suit, proceeding, investigation or arbitration relating to the Paging Licenses or the Destineer Licenses or any notice, oral or written, of the intention of the FCC or any other issuing agency to revoke, suspend, cancel, amend or not renew for any reason the Paging Licenses or the Destineer Licenses or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which might reasonably be expected to have a Material Adverse Effect, the applicable Credit Party shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses
(i) and (ii) of this Section 5.1(l), the applicable Credit Party upon request shall promptly give to the Lenders notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) or (ii) above to the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters;

     (m) As soon as practicable after a request of the Administrative Agent, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Credit Parties and the Subsidiaries of the Credit Parties and all material insurance coverage planned to be maintained by such Persons in the subsequent twelve-month period;

     (n) Notice of any repurchase of the Preferred Stock, which notice shall be received by the Lenders at least twenty (20) Business Days prior to any such repurchase; and

     (o) With reasonable promptness, such other information and data with respect to any Credit Party, any Subsidiary of a Credit Party or any Joint Venture as from time to time may be reasonably requested by any of the Lenders.

     SECTION 5.2. Corporate Existence; Compliance with Statutes.

     Do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its corporate existence, material rights, permits and franchises and (ii) comply in all material respects with all provisions of Applicable Law, and all applicable restrictions imposed by, any Governmental Authority (including without limitation, the FCC, and all state laws and regulations).

     SECTION 5.3. Insurance.

     (a) Keep its assets which are of an insurable character insured (to the extent and for time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in an amount not less than the insurable value of the property insured and with such self-insured retentions or deductible levels as are consistent with normal industry standards.

     (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses; provided, however, that worker's compensation insurance or similar coverage may be maintained with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction.

     (c) Cause all such above-described insurance (excluding worker's compensation insurance) for any Credit Party to (i) provide for the benefit of the Lenders that 30 days' (10 days in the case of cancellation for nonpayment of premium) prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent; (ii) name the Administrative Agent for the benefit of the Lenders as the loss payee (except for third-party liability insurance); and (iii) to the extent neither the Administrative Agent nor the Lenders shall be liable for premiums or calls, name the Administrative Agent for the benefit of the Lenders as an additional insured.

     SECTION 5.4. Taxes and Charges; Indebtedness in Ordinary Course of
Business.

     Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon any Credit Party, any Subsidiary of a Credit Party or any of their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, the failure to make payment of which could have a Material Adverse Effect, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any of the property of any Credit Party or any Subsidiary of a Credit Party; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the applicable Credit Party(s) shall have set aside on their books proper reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the applicable Credit Party(s) in accordance with GAAP; and provided, further, that the applicable Credit Party will pay all such taxes, assessments, levies, other governmental charges or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed). Each Credit Party and each Subsidiary of a Credit Party will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations, except (i) any such indebtedness the validity or amount of which shall currently be contested in good faith by appropriate proceedings and if the applicable Credit Party(s) shall have set aside on their books proper reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the applicable Credit Party(s) in accordance with GAAP, provided, that the applicable Credit Party(s) will pay all such indebtedness which, if unpaid, might result in a Lien on its properties or the property of any of its Subsidiaries, except Permitted Encumbrances and (ii) any such indebtedness the failure to make payment of which could not have a Material Adverse Effect.

     SECTION 5.5. Chief Executive Office.

     No Credit Party will change the location of its chief executive office or any of the offices where such entity keeps the records concerning the Collateral or a substantial amount of goods included in the Collateral without (i) giving the

Administrative Agent thirty (30) days' written notice of such change and
(ii) filing any additional UCC financing statements and/or such other documents reasonably requested by the Administrative Agent as are necessary or desirable to continue the first perfected security interest of the Administrative Agent for the benefit of the Lenders in the Collateral.

     SECTION 5.6. ERISA Compliance and Reports.

     Furnish to each Lender (a) as soon as possible, and in any event within thirty (30) days after any executive officer (as defined in Regulation C under the Securities Act of 1933) of anyof a Credit Party or any Subsidiary of a Credit Party has occurred, a statement of the Chief Financial Officer of the Borrower, setting forth details as to such Reportable Event and the action which it, the applicable Credit Party or the applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by any Credit Party or any Subsidiary of a Credit Party, of such Reportable Event with the PBGC or (2) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan of a Credit Party or any Subsidiary of a Credit Party, any such Plan has been or is proposed to be terminated in a "distress termination" (as defined in Section 4041(c) of ERISA), proceedings have been instituted to terminate any such Plan or a Multiemployer Plan, a proceeding has been instituted to collect a delinquent contribution to any such Plan or a Multiemployer Plan, or any Credit Party or any Subsidiary of a Credit Party will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064 of ERISA or the withdrawal or partial withdrawal from a Multiemployer Plan under Sections 4201 or 4204 of ERISA, a statement of the Chief Financial Officer of the Borrower, setting forth details as to such event and the action it, the applicable Credit Party or the applicable Subsidiary proposes to take with respect thereto, (b) promptly upon the reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan established or maintained by a Credit Party or a Subsidiary of a Credit Party and (c) promptly after receipt thereof, a copy of any notice any Credit Party or any Subsidiary of a Credit Party may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

     SECTION 5.7. Access to Books and Records; Examinations.

     Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and provide each of the Lenders and their designated representatives access to all such books and records and to any of their properties or assets during regular business hours and after reasonable notice, in order that the Lenders may make such audits and examinations and make abstracts from such books, accounts, records and other related papers and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Lenders may deem appropriate for the purpose of verifying the various reports delivered to the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

     SECTION 5.8. Maintenance of Properties.

     Keep its properties which are material to its business in good repair, working order and condition consistent with industry practice and, from time to time (i) make all appropriate repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder.

     SECTION 5.9. Material Changes.

     Report any event or condition which has occurred and which has had, or is reasonably expected to have, a material Adverse Effect to the Lenders promptly after any executive officer of any Credit Party obtains knowledge of same.

     SECTION 5.10. Environmental Laws.

     (a) Notify the Administrative Agent, promptly upon any executive officer of a Credit Party becoming aware, of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other pending violations and liabilities would if adversely determined result in a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party or any Subsidiary of a Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, would if adversely determined have a Material Adverse Effect.

     (b) Comply in all material respects with, and use reasonable efforts to ensure compliance, in all material respects by all tenants and subtenants with, all Environmental Laws, and obtain and comply in all material respects with and maintain all licenses, approvals, registrations or permits required by (and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by) all Environmental Laws.

     (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws (subject in all respects to any lawful rights of appeal).

     (d) Defend, indemnify and hold harmless the Agents and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, the actual or alleged violation of or non-compliance with any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto, and in any way related to any of the Credit Parties or their Subsidiaries or any of their respective properties or assets or the transactions contemplated hereby, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of the indemnified party seeking indemnification or (ii) any acts or omissions of any indemnified party occurring after such indemnified party is in possession of any property or asset.

     SECTION 5.11. Claims.

     Report to the Administrative Agent, within fifteen (15) days of the date on which an executive officer of a Credit Party becomes aware of the same, any legal claims against any Credit Party or any Subsidiary of a Credit Party in excess of $500,000 over the amount directly covered by insurance.

     SECTION 5.12. Further Assurances.

     (a) Upon the request of the Administrative Agent, at the cost and expense of the Borrower, duly and promptly execute and deliver, or cause to be duly and promptly executed and delivered, such further instruments, documents, consents, authorizations, approvals and orders (in form and substance satisfactory to the Administrative Agent and including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement for filing under the provisions of the Uniform Commercial Code of any jurisdiction or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction) and promptly perform or cause to be promptly performed, any and all acts, in all cases as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of this Agreement and the other Fundamental Documents, and to provide, perfect or preserve the Liens hereunder and under the Fundamental Documents, in the Collateral and the Pledged Securities and any portion thereof.

     (b) Unless otherwise agreed by the Administrative Agent, use commercially reasonable efforts to exclude from any contract to which it becomes a party, provisions which prevent the creation of a security interest in the rights under such contract, and upon the request of the Administrative Agent, use commercially reasonable efforts to obtain permission for the creation of a security interest in favor of the Administrative Agent (for the benefit of the Lenders) in rights under any contract which by its terms prohibits the creation of such a security interest.

     (c) If, at any time, the trademarks which are registered pursuant to the laws of the United Kingdom are used by any Credit Party or any Subsidiary of a Credit Party or are licensed to any Person, duly and promptly execute and deliver, or cause to be duly and promptly executed and delivered to the Administrative Agent (for the benefit of the Lenders), a charge on such trademarks under the laws of the United Kingdom, which charge shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (d) If the sale of the equity interests in AMSC permitted by Section 6.4(f) hereof is not consummated on or before February 29, 1996, cause such equity interests to be pledged to the Administrative Agent (for the benefit of the Lenders) pursuant to Article 11 hereof, and deliver to the Administrative Agent the certificates evidencing all such equity interests together with undated stock powers executed in blank for such certificates.

     SECTION 5.13. Performance of Obligations.

     Perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and contract and agreement by which it is bound or to which it is a party or subject.

     SECTION 5.14. Maintenance of Licenses.

     (a) In the case of SkyTel, do all that is necessary to preserve, renew, keep in full force and effect and maintain the Paging Licenses and at all times comply in all material respects with all terms and conditions thereof; and (b) in the case of Destineer maintain the Destineer Licenses, and at all times comply in all material respects with all terms and conditions thereof.

     SECTION 5.15. Subsidiaries.

     (a) Notify the Administrative Agent if (i) any Subsidiary is hereafter acquired or formed by any Credit Party or any Subsidiary of a Credit Party or
(ii) any Subsidiary which is listed on Schedule 3.6(a) hereto and is identified thereon as being inactive, begins to conduct any operations or owns or holds assets with a fair market value in excess of $30,000.

     (b) Upon the request of the Administrative Agent, (i) cause any Subsidiary which is the subject of a notice referred to in Section 5.15(a) hereof and which is incorporated or organized in a jurisdiction in the United States, or conducts any operations within the United States, to become a Guarantor hereunder and to become a party to the other Fundamental Documents, as appropriate, with the same obligations and responsibilities under this Agreement and the other Fundamental Documents as if it had originally executed this Agreement and the other Fundamental Documents, by executing a written instrument in form and substance satisfactory to the Administrative Agent and (ii) cause the stock of such Subsidiary referred to in the preceding clause (i) to be pledged to the Administrative Agent (for the benefit of the Lenders) pursuant to Article 11 hereof, and deliver to the Administrative Agent certificates evidencing all such stock together with undated stock powers executed in blank for such certificates.

     SECTION 5.16. Backup Facilities.

     (a) SkyTel shall at all times maintain adequate backup satellite transponder facilities for its national paging system and if SkyTel is at any time required to utilize such backup satellite transponder facilities, SkyTel shall as soon as possible, and in any event within thirty (30) days thereafter, arrange for the replacement of the primary satellite transponder facilities or obtain additional backup satellite transponder facilities such that at all times thereafter SkyTel shall have adequate backup satellite transponder facilities for its national paging system.

     (b) Destineer shall at all times maintain adequate backup ground transmission lines or satellite transponder facilities for its national two-way messaging system and if Destineer is at any time required to utilize such backup facilities, Destineer shall as soon as possible, and in any event within thirty
(30) days thereafter, arrange for the replacement of the primary satellite transponder facilities or obtain additional backup ground transmission lines or satellite transponder facilities such that at all times thereafter Destineer shall have adequate backup ground transmission lines or satellite transponder facilities for its national two-way messaging system.

     SECTION 5.17. Use of Proceeds.

     Use the proceeds of the Loans hereunder solely for capital expenditures, working capital and other general corporate purposes, including, but not limited to, making loans to the extent and on the terms permitted by Section 6.1(e) hereof and repaying the outstanding Indebtedness as contemplated by Section 4.1(o) hereof.

     SECTION 5.18. Interest Rate Protection.

     Maintain, or cause to be maintained, Interest Rate Protection Agreements (on terms and conditions reasonably acceptable to the Agents) to the extent necessary so that at any time, interest on Indebtedness in a principal amount equal to at least 50% of the Total Debt of Mtel and its Consolidated Subsidiaries, is effectively fixed or capped at rates which are reasonably acceptable to the Agents.

     SECTION 5.19. Payments with respect to the Senior Notes due 2002.

     (a) Deliver to each Lender (i) notice of any redemption, purchase, defeasance of, or any other payment (including, without limitation, on or after March 31, 1998, the payment of scheduled interest on the due date thereof) with respect to, the Senior Notes due 2002 or any portion thereof (any such redemption, purchase, defeasance or other payment shall be referred in this
Section 5.19 as a "Senior Note Payment") and (ii) at any time on or after March 31, 1998, a certificate of the Chief Financial Officer of Mtel, certifying, with respect to any Senior Note Payment, that (A) the cash on hand of Mtel, plus the amount of new Borrowings permitted to be made under this Agreement pursuant to the terms hereof or otherwise (in each case determined as of the date of such Certificate), is in excess of such Senior Note Payment and (B) on a pro forma basis after giving effect to such Senior Note Payment and any related Borrowing hereunder, no Default or Event of Default shall occur or then be continuing; such notice and certificate (if applicable) shall be received by the Lenders at least twenty (20) Business Days prior to any Senior Note Payment.

     (b) From the date of any Certificate delivered to the Lenders pursuant to
Section 5.19(a) hereof until the payment in full of the Senior Note Payment which was the subject of such Certificate, cause the amount of cash on hand of Mtel plus the amount of new Borrowings permitted to be made under this Agreement pursuant to the terms hereof or otherwise, to be in excess of such Senior Note Payment.

     SECTION 5.20. Proceeds of an Asset Sale.

     In the event that Mtel or any of its Subsidiaries engages in an Asset Sale (as such term is defined in the Senior Note Indenture), it will apply the proceeds of such Asset Sale in a manner so as not to require any purchase or prepayment of the Senior Notes due 2002 or any portion thereof.

6.  NEGATIVE COVENANTS

     From the date of the initial Loan and for so long as the Commitments shall be in effect, any amount shall remain outstanding under any Note or unpaid under this Agreement or any Letter of Credit shall remain outstanding, each of the Credit Parties agrees that each of them will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

     SECTION 6.1. Limitation on Indebtedness.

     Incur, assume or suffer to exist any Indebtedness except:

     (a) Indebtedness hereunder;

     (b) Indebtedness of the Credit Parties and any of Mtel's Subsidiaries, which Indebtedness is in existence on the date hereof and is listed on Schedule
6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms;

     (c) purchase money Indebtedness (including Capital Leases), provided that
(i) any Lien granted with respect to such Indebtedness is permitted by Section 6.6(b) hereof and (ii) the aggregate amount thereof incurred by all the Credit Parties and all the Subsidiaries of Mtel does not exceed $5,000,000 at any one time outstanding;

     (d) Subordinated Debt incurred after the date hereof by Mtel; provided that, (A) on a pro-forma basis after giving effect to the issuance of such Subordinated Debt, no Default or Event of Default is continuing and the ratio of Total Debt of Mtel and its Consolidated Subsidiaries to Annualized EBITDA of Mtel is less than or equal to 4.00:1.00, (B) such Subordinated Debt does not have a final maturity, scheduled amortization, sinking fund requirement or other principal payment prior to December 31, 2002 and (C) such Subordinated Debt has been issued pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Required Lenders;

     (e) intercompany loans and advances (i) from SkyTel or any of the other Credit Parties (other than Mtel) to Mtel, (ii) from Mtel to SkyTel or any of the other Credit Parties, (iii) from any Credit Party (other than Mtel) to any of their respective Subsidiaries which is not a Foreign Subsidiary or (iv) from any Subsidiary of a Credit Party to its direct or indirect corporate parent which is a Credit Party; provided that any such intercompany loan or advance is subject to, and is in compliance with, the Subordination Agreement; and provided, further, that at the time any such loan or advance described in this Section 6.1(e) is made or incurred, no Default or Event of Default shall have occurred and then be continuing;

     (f) Guaranties permitted by Section 6.2 hereof;

     (g) Indebtedness of any Subsidiary of Mtel after the date hereof which is outstanding on the date on which such Subsidiary becomes a Subsidiary of Mtel (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of Mtel);

     (h) Indebtedness of Foreign Subsidiaries in an aggregate amount for all such Subsidiaries not in excess of $5,000,000;

     (i) Indebtedness in respect of intercompany loans and advances to Foreign Subsidiaries, Joint Venture Subsidiaries and Subsidiaries which are not wholly owned Subsidiaries which are made by Mtel or by the direct or indirect corporate parent of any such Person, but only to the extent such Indebtedness constitutes an Investment made by a Credit Party which is permitted by Section 6.5(d) hereof; and

     (j) deferred payment obligations of a Credit Party or a Subsidiary of a Credit Party resulting from the adjudication or settlement of any claim or litigation.

     SECTION 6.2. Limitation on Guaranties.

     Assume or incur any Guaranty except:

     (a) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

     (b) any Guaranties by Mtel in respect of Indebtedness of any other Credit Party or any Subsidiary of Mtel permitted under Section 6.1 hereof;

     (c) the Guaranty by the Guarantors hereunder;

     (d) the existing Guaranties listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms;

     (e) any Guaranties by Mtel of the contractual obligations of its Subsidiaries (other than any obligations relating to Indebtedness of such Subsidiaries) incurred by such Subsidiaries which are not Foreign Subsidiaries in the ordinary course of business which contractual obligations are otherwise permitted by this Agreement;

     (f) any direct or indirect Guaranty by a Credit Party which constitutes an Investment which is permitted by Section 6.5(d) hereof; and

     (g) other Guaranties by Mtel in an aggregate amount not in excess of $5,000,000.

     SECTION 6.3. Changes in Business.

     (a) Engage in any line of business other than (i) those lines of business in existence on the date hereof and (ii) other lines of business for the delivery of advanced messaging services permitted by the Licenses, or other messaging products that are integrally related to such lines of business.

     (b) Permit any Joint Venture or Subsidiary to engage in any line of business in which Mtel or the Borrower is prohibited from engaging pursuant to
Section 6.3(a) hereof.

     SECTION 6.4. Consolidation, Merger, Sale or Purchase of Assets, etc.

     Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets, or purchase, lease or otherwise acquire all or any part of the property or assets of any Person, or agree to do or suffer any of the foregoing, except:

     (a) sales or dispositions of Pagers, transmitter equipment and paging software to retail customers or re-sellers in the ordinary course of business;

     (b) sales or dispositions of assets, in the ordinary course of business consistent with past practices, for cash consideration not less than the fair market value thereof;

     (c) sales or dispositions of assets, not in the ordinary course of business during the term of this Agreement which assets have an aggregate fair market value of no more than $10,000,000 for all the Credit Parties and all Subsidiaries of the Credit Parties;

     (d) simultaneous purchases and sales of assets to Affiliates and Joint Ventures of any Credit Party; provided that such assets were specifically acquired for such purpose and the price paid by such Affiliate or Joint Venture is at least equal to the price paid by the applicable Credit Party for such assets;

     (e) the sale or other disposition of the following equity interests (including, without limitation, by way of the issuance of new equity interests) or assets: (i) all the equity interests in Mercury Paging Limited provided, that such equity interests are sold or disposed of in one transaction and the proceeds of such sale or disposition are used for capital expenditures, working capital and other general corporate purposes of Mtel's Subsidiaries in the United States within 265 days after receipt thereof or are applied as a mandatory prepayment of outstanding Loans (and the Total Commitment shall be permanently reduced by an amount equal to such mandatory prepayment), or (ii) equity interests in Mtel Latin America, Inc. which equity interests, in the aggregate, have a fair market value of at least $25,000,000 and do not represent more than 30% of the voting or economic interests in Mtel Latin America, Inc., or (iii) equity interests in Mtel Asia which equity interests, in the aggregate, do not represent more than 50% of the voting or economic interests in Mtel Asia, or (iv) equity interests in, or assets of, Foreign Subsidiaries whether now existing or hereafter acquired or created (other than Mercury Paging Limited) and other entities which are organized outside the United States or operate solely outside the United States, or (v) equity interests in Subsidiaries which are not Foreign Subsidiaries (other than Mtel Latin America, Inc. and Mtel
Asia), whether now existing or hereafter created, whose sole purpose is to own shares in Foreign Subsidiaries or other entities of the type described in the preceding clause (iv); and provided, further that with respect to any sale or disposition pursuant to this Section 6.4(e):

          (A) such sale or disposition shall be for at least the fair market value of such interest being sold or disposed of, as demonstrated by an internal valuation report of Mtel, a copy of which shall be provided to the Lenders and which, if requested by the Administrative Agent shall be confirmed by an independent third-party valuation by a valuation firm acceptable to the Administrative Agent;

          (B) each such transaction shall be approved by a majority of the independent directors of Mtel; and

          (C) not less than thirty (30) days prior to the closing of any such proposed transaction, Mtel shall deliver a written notification to the Lenders specifying the particulars of the proposed transaction (including the specifics of any proposed reinvestment) and demonstrating pro forma compliance with all provisions of Article 6 hereof as of the date of such proposed transaction and giving effect to such proposed transaction;

     (f) the sale of Mtel's telephone answering service businesses (including receivables and assets used solely in such businesses) for fair market value and the sale of the equity interests in AMSC for fair market value;

     (g) the making of Investments to the extent permitted by Section 6.5 hereof;

     (h) Acquisitions, provided that (i) the aggregate consideration (other than shares of the capital stock of Mtel that neither by its terms nor otherwise is required to be redeemed and is not redeemable at the option of the holder thereof) given (whether in one transaction or a series of transactions) for all Acquisitions made pursuant to this Section 6.4(h) during the term of this Agreement, shall not exceed the sum of $25,000,000, provided, however, that (A) in connection with an Acquisition made by a non-wholly owned Subsidiary, the consideration given for such Acquisition shall be included in any determination of the aggregate consideration given for all Acquisitions pursuant to this clause (h) only to the extent that the amount of such consideration exceeds the aggregate amount of Investments in such non-wholly owned Subsidiary, which Investments were made in cash or with Cash Equivalents and were Acquisitions made pursuant to this Section 6.4(h), (B) the amount of any Indebtedness described in, and permitted by, Section 6.1(g) hereof involved in any Acquisition permitted by this Section shall be considered as part of the total consideration given for such Acquisition and (C) the amount or value of, or consideration given for (as applicable), any

Acquisition made by a non-wholly owned Subsidiary shall, for purposes of this Agreement, be reduced to the extent funded by a third party; and (ii) on a pro forma basis after giving effect to such Acquisition and taking into consideration the target company, no Default or Event of Default shall occur or then be continuing; and (iii) at least five (5) Business Days prior to the consummation of any such Acquisition involving total consideration of $5,000,000 or more, the Administrative Agent shall have received a certificate of an executive officer of SkyTel or Mtel outlining the terms of the proposed transaction and confirming compliance with this Section;

     (i) purchases of assets in exchange for the issuance of shares of the capital stock of Mtel which capital stock is neither by its terms nor otherwise required to be redeemed and is not redeemable at the option of the holder thereof;

     (j) any Subsidiary of Mtel may merge into, consolidate with, or transfer its assets to, (each a "Transaction") any other Subsidiary of Mtel or any other Person (other than Mtel); provided, however, that (i) SkyTel shall not enter into a Transaction with any other Subsidiary of Mtel, except for Mtel Paging, Inc. or U.S. Paging, (ii) if a Pledged Subsidiary is a party to any Transaction then the survivor shall also be a Pledged Subsidiary, (iii) if a Person which is not theretofore a Subsidiary of Mtel is a party to a Transaction then such Transaction must also meet all requirements otherwise applicable for an Acquisition to be permitted under the other provisions of this Agreement, and
(iv) after giving effect to such Transaction, no Default or Event of Default shall be continuing as determined at such time and in the case only of a Transaction involving SkyTel, determined on a pro forma basis as if such Transaction had been consummated at the beginning of the second preceding quarter for which financial statements are available; and

     (k) on and after March 31, 1998, transfers of assets to Mtel in the minimum amount which, when taken together with funds otherwise available to Mtel, are sufficient to pay interest when due on the Senior Notes due 2002; provided that at the time and after giving effect to any such transfer, no Default or Event of Default is continuing; and provided, further, that no such transfer shall be made unless Mtel is prevented from receiving, or is otherwise unable to receive (for any reason whatsoever), sufficient funds by dividends, repayments of intercompany Indebtedness or the making of intercompany loans or advances by Subsidiaries of Mtel to Mtel.

     SECTION 6.5. Limitation on Loans and Investments.

     Make any loan or advance or extend credit to any Person (whether or not a Subsidiary, employee, officer or other

Affiliate of any Credit Party) or make any Investment in or with respect to, any Person or its securities, except:

     (a) Investments by any Credit Party or any Subsidiary of a Credit Party in Cash Equivalents;

     (b) Investments outstanding on the date hereof;

     (c) Investments in the equity securities of Pledged Subsidiaries (other than Joint Venture Subsidiaries and non- wholly owned Subsidiaries); provided that with respect to Subsidiaries created or formed after the date hereof, the applicable Credit Party or Subsidiary has given notice to the Administrative Agent of the creation or acquisition of such Subsidiary and otherwise complied with Section 5.15 and 6.25 hereof;

     (d) Investments of any Credit Party made after the date hereof, in Foreign Subsidiaries, Joint Venture Subsidiaries, Joint Ventures and Subsidiaries which are non-wholly owned Subsidiaries (including, without limitation, equity Investments in Foreign Subsidiaries, Joint Venture Subsidiaries, Joint Ventures and Subsidiaries which are non-wholly owned Subsidiaries (including, without limitation, any non-wholly owned Subsidiary which was created by a Credit Party or any Subsidiary of a Credit Party selling or otherwise disposing of, or issuing additional, equity interests of a wholly owned Subsidiary), Investments by Joint Venture Subsidiaries in Joint Ventures, loans or advances to Joint Ventures, Joint Venture Subsidiaries and non-wholly owned Subsidiaries and Guaranties by Joint Venture Subsidiaries of Indebtedness of Joint Ventures); provided that (i) any Subsidiary or Joint Venture in which an Investment is being made pursuant to this Section 6.5(d), is engaged in a business in which Mtel or SkyTel is not prohibited from engaging pursuant to Section 6.3 hereof,
(ii) on a pro forma basis after giving effect thereto, no Default or Event of Default shall be continuing, (iii) the aggregate amount of all Investments made pursuant to this clause (d) (without double-counting and net of cash proceeds from the disposition of such Investments and reductions of the amount of such Investments resulting from the repayment of loans or advances and termination of Guaranties) shall not exceed $25,000,000 in the aggregate on a consolidated basis and (iv) in the case of any such Investment (or series of related Investments) in an amount in excess of $5,000,000, the Board of Directors of Mtel shall have determined, in good faith, that such transaction is in the best interest of Mtel and its Subsidiaries taken as a whole;

     (e) Other Investments (other than those Investments described in Section 6.5(d) hereof) in an aggregate amount for all the Credit Parties, not in excess of $5,000,000; and

     (f) Indebtedness permitted by Section 6.1(e) hereof.

     SECTION 6.6. Limitations on Liens.

     Suffer any Lien on its property, except:

     (a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and material men and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

     (b) purchase money Liens granted in connection with the incurrence of Indebtedness permitted by Section 6.1(c), to the vendor or Person financing the acquisition of property, plant or equipment if (i) such Lien is limited to the specific assets acquired or, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

     (c) Liens upon real and/or tangible personal property, which property was acquired after the date of this Agreement (by purchase, construction or otherwise) by a Credit Party or any Subsidiary of a Credit Party, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided, however, that no such Lien shall extend to or cover any property of any Credit Party or any Subsidiary of a Credit Party other than the respective property so acquired and improvements thereon;

     (d) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

     (e) Liens securing Indebtedness permitted by Section 6.1(g) hereof, which Liens existed prior to the date on which the applicable Subsidiary became a Subsidiary of Mtel (other than Liens created in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of Mtel);

     (f) Liens created under any Fundamental Document;

     (g) Liens existing on the date hereof and described on Schedule 6.6 hereto, without giving effect to any extensions or renewals thereof (except for such Liens securing Indebtedness expressly permitted to be extended pursuant to
Section 6.1 hereof);

     (h) Liens granted by a Foreign Subsidiary in connection with the incurrence of Indebtedness by that Foreign Subsidiary permitted by Section 6.1(h) hereof; and

     (i) rights of first offer or similar rights granted in connection with the equity interests of Mtel Asia, Mtel Latin America, Inc., a Foreign Subsidiary or a Joint Venture.

     SECTION 6.7. Corporate Name; Chief Executive Office.

     Permit any Credit Party to change its corporate name or the location of its chief executive office, any office where any such entity keeps the books and records with respect to the Collateral owned by it or any of the offices or locations where such entity regularly keeps any substantial amount of goods included in the Collateral owned by it without (i) giving the Administrative Agent thirty (30) days' prior written notice of such change and (ii) filing any additional UCC financing statements, mortgages, and such other documents requested by the Administrative Agent or which are otherwise necessary or desirable to continue the first priority perfected security interest of the Administrative Agent for the benefit of the Lenders in the Collateral.

     SECTION 6.8. Receivables.

     Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to a Credit Party or any Subsidiary of a Credit Party except (i) for the purpose of collection in the ordinary course of business or
(ii) in connection with the disposition of an entire business, or all of the equity interests of a Person, owned by a Credit Party or a Subsidiary of a Credit Party, which disposition is not prohibited by Section 6.4 hereof.

     SECTION 6.9. Sale and Leaseback.

     Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions a Credit Party or any Subsidiary of a Credit Party sells essentially all of its right, title and interest in a material asset (including, without limitation, a substantial number of Pagers) and, in connection therewith, a Credit Party or any Subsidiary of a Credit Party acquires or leases back the right to use such asset.

     SECTION 6.10. ERISA Compliance.

     Engage in a "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan maintained by a Credit Party or any Subsidiary of a Credit Party; or permit any Plan maintained by a Credit Party or any Subsidiary of a Credit Party to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any such Plan in a manner which could result in the imposition of a Lien on any property of a Credit Party or any Subsidiary of a Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan maintained by a Credit Party or any Subsidiary of a Credit Party to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan maintained by a Credit Party or any Subsidiary of a Credit Party; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of a Credit Party or any Subsidiary of a Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events would result in a liability which would cause a Material Adverse Effect.

     SECTION 6.11. Transactions with Affiliates.

     Except for transactions expressly permitted by the other provisions of this Agreement, directly or indirectly enter into any transaction with an Affiliate (other than a Credit Party) on terms less favorable (including, but not limited to, price and credit terms) to a Credit Party or any Subsidiary of a Credit Party than would be the case if such transaction had been effected at arms length with a Person other than an Affiliate.

     SECTION 6.12. No Amendments to Existing Indebtedness and Preferred Stock.

     Agree to, or permit, any amendment, alteration, modification, cancellation, suspension or other change of any kind to any of the terms or provisions of:

     (a) any existing Indebtedness of a Credit Party (other than intercompany Indebtedness permitted by Section 6.1(e) hereof) which Indebtedness is subordinated to the Obligations hereunder or the obligations of the applicable Guarantor pursuant to its guaranty hereunder;

     (b)  the Senior Notes due 2002 or the Indenture relating thereto;

     (c)  the Convertible Debentures or the Indenture relating thereto; or

     (d) the Certificate of Powers, Designations, Preferences and Rights of the Preferred Stock as initially filed with the Secretary of State of the State of Delaware.

     SECTION 6.13. Hazardous Materials.

     Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

     SECTION 6.14. No Further Negative Pledges.

     Except with respect to prohibitions against other encumbrances on (i) specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto, and is otherwise permitted hereby), (ii) assets of a Foreign Subsidiary or (iii) any Investment in any entity other than a Credit Party, enter into any agreement (other than this Agreement and the other Fundamental Documents) (x) prohibiting the creation or assumption of any Lien upon the properties or assets, whether now owned or hereafter acquired, of a Credit Party or any Subsidiary of a Credit Party or (y) requiring an obligation to be secured if some other obligation is secured.

     SECTION 6.15. Total Debt to EBITDA of Mtel and Its Consolidated
Subsidiaries.

     At any time during the periods indicated below, permit the ratio of Total Debt of Mtel to Annualized EBITDA of Mtel to exceed the corresponding ratio indicated below:

            Period                                               Ratio
            ------                                               -----
  From 4/1/97  through 6/30/97                                  6.50:1.00
  From 7/1/97  through 9/30/97                                  5.00:1.00
  From 10/1/97 through 12/31/97                                 3.75:1.00
  From 1/1/98  through 3/31/98                                  3.50:1.00
  From 4/1/98  through 6/30/98                                  3.00:1.00
  Thereafter                                                    2.50:1.00


     SECTION 6.16. Total Debt to EBITDA Ratio of SkyTel.

     At any time, permit the ratio of Total Debt of SkyTel and U.S. Paging on a combined basis to Annualized EBITDA of SkyTel to exceed 2.00:1.00.

     SECTION 6.17. Ratio of Total Debt of Mtel and its Consolidated Subsidiaries to EBITDA of SkyTel.

     At any time during the periods indicated below, permit the ratio of Total Debt of Mtel and its Consolidated Subsidiaries to Annualized EBITDA of SkyTel to exceed the corresponding ratio set forth below:

             Period                                               Ratio
             ------                                               -----
  At 12/31/95                                                   5.50:1.00
  From 1/1/96 through 3/31/98                                   4.25:1.00
  From 4/1/98 through 3/31/99                                   4.00:1.00
  From 4/1/99 through 9/30/99                                   3.50:1.00
  Thereafter                                                    3.00:1.00


     SECTION 6.18. Interest Coverage Ratios.

     (a) With respect to each fiscal quarter ending during the periods indicated below, permit the ratio of Annualized EBITDA of Mtel and its Consolidated Subsidiaries to Consolidated Interest Expense of Mtel and its Consolidated Subsidiaries minus interest paid on the Senior Notes due 2002 from funds held in the Pledge Account (as such term is defined in the Senior Note Indenture), to be less than the corresponding ratio indicated below:

                      Period                          Ratio
                      ------                          -----
    From 7/1/96 through 12/31/97                    3.50:1.00
    Thereafter                                      4.00:1.00

     (b) With respect to each fiscal quarter ending during the periods indicated below, permit the ratio of Annualized EBITDA of SkyTel to Consolidated Interest Expense of Mtel and its Consolidated Subsidiaries minus interest paid on the Senior Notes due 2002 from funds held in the Pledge Account (as such term is defined in the Senior Note Indenture), to be less than the corresponding ratio indicated below:

               Period                                     Ratio
               ------                                     -----
  From the Closing Date through 3/31/98                 3.50:1.00
  From 4/1/98 through 6/30/98                           3.00:1.00
  From 7/1/98 through 9/30/98                           2.50:1.00
  From 10/1/98 through 12/31/99                         2.00:1.00
  Thereafter                                            2.50:1.00

     SECTION 6.19. Minimum EBITDA of SkyTel.

     For each of the fiscal quarters indicated below, permit Consolidated EBITDA of SkyTel to be less than the corresponding amount set forth below for such fiscal quarter:

  Fiscal Quarter Ended                                 Amount
  --------------------                                 ------
                                                   (in millions)

  December 31, 1995                                    16.1

  March 31, 1996                                       19.9
  June 30, 1996                                        20.3
  September 30, 1996                                   21.5
  December 31, 1996                                    24.4

  March 31, 1997                                       27.2
  June 30, 1997                                        27.3
  September 30, 1997                                   27.6
  December 31, 1997                                    27.4

  March 31, 1998                                       30.2
  June 30, 1998                                        29.3
  September 30, 1998                                   28.9
  December 31, 1998                                    28.0

  March 31, 1999                                       28.9
  June 30, 1999                                        28.9
  September 30, 1999                                   28.9
  December 31, 1999                                    28.9

  March 31, 2000                                       28.1
  June 30, 2000                                        28.1
  September 30, 2000                                   28.1
  December 31, 2000                                    28.1

  March 31, 2001                                       24.9
  June 30, 2001                                        24.9
  September 30, 2001                                   24.9
  December 31, 2001                                    24.9

     SECTION 6.20. Minimum EBITDA of Mtel.

     For each of the fiscal quarters indicated below, permit Consolidated EBITDA of Mtel to be less than the corresponding amount set forth below for such fiscal quarter:


  Fiscal Quarter Ended                        Amount (in millions)
  --------------------                        --------------------
  September 30, 1996                                     2.0
  December 31, 1996                                      9.7

  March 31, 1997                                        12.6
  June 30, 1997                                         21.4
  September 30, 1997                                    28.9
  December 31, 1997                                     35.1

  March 31, 1998                                        38.7
  June 30, 1998                                         47.5
  September 30, 1998                                    55.0
  December 31, 1998                                     61.2

  March 31, 1999                                        84.9
  June 30, 1999                                         84.9
  September 30, 1999                                    84.9
  December 31, 1999                                     84.9

  March 31, 2000                                       104.25
  June 30, 2000                                        104.25
  September 30, 2000                                   104.25
  December 31, 2000                                    104.25

  March 31, 2001                                       109.5
  June 30, 2001                                        109.5
  September 30, 2001                                   109.5
  December 31, 2001                                    109.5

     SECTION 6.21. Limitations on Capital Expenditures.

     Make or incur any obligation to make Capital Expenditures (including obligations under Capital Leases) in the aggregate for all Credit Parties and all their Subsidiaries for each period indicated below, in excess of the amounts indicated below:

          Period
   (Fiscal Year ending on
       December 31)                            Amount (in millions)
       ------------                            --------------------
          1995                                        $246.0
          1996                                        $170.5
          1997                                        $170.0
          1998                                        $168.0
          1999                                        $190.0
          2000                                        $175.0
          2001                                        $175.0

provided, however, that Capital Expenditures made from the Net Cash Proceeds from the sale or other disposition of any equity interests (including by way of the issuance of new equity interests) or assets pursuant to and as contemplated by Section 6.4(e) hereof, shall not be included in any determination of aggregate Capital Expenditures for purposes of determining compliance with this
Section 6.21; provided, further, however, to the extent the amount of Capital Expenditures permitted by this Section 6.21 for any period (without regard to any carry-over from a prior year pursuant to this proviso) is in excess of the actual amount of Capital Expenditures for such period, the amount of permitted Capital Expenditures during the immediately succeeding fiscal year only, shall be increased by the lesser of (i) the amount of such excess and (ii) the amount equal to 25% of the amount of Capital Expenditures permitted by this Section
6.21 (without regard to any carry-over from a prior year pursuant to this proviso) for the period with respect to which such excess exists.

     SECTION 6.22. Minimum Subscriber Level for SkyTel.

     On any of the dates indicated below, permit the number of subscribers to SkyTel's one-way paging services plus the number of subscribers to U.S. Paging's one-way paging services (excluding in either case, any subscriber who is being provided such services substantially free of charge or whose account is more than 90 days delinquent) to be less than the corresponding amount indicated below:

                                                Number of
           Date                               Subscribers
           ----                               -----------
   December 31, 1995                             774,228

   March 31, 1996                                850,928

   June 30, 1996                                 928,875
   September 30, 1996                          1,050,000
   December 31, 1996                           1,171,961

   March 31, 1997                              1,252,385
   June 30, 1997                               1,332,121
   September 30, 1997                          1,402,452
   December 31, 1997                           1,473,511

   March 31, 1998                              1,527,237
   June 30, 1998                               1,587,520
   September 30, 1998                          1,641,123
   December 31, 1998                           1,708,432

   March 31, 1999                              1,757,800
   June 30, 1999                               1,807,169
   September 30, 1999                          1,856,537
   December 31, 1999                           1,905,906

   March 31, 2000                              1,924,292
   June 30, 2000                               1,942,678
   September 30, 2000                          1,961,063
   December 31, 2000                           1,979,449

   March 31, 2001                              1,986,805
   June 30, 2001                               1,994,161
   September 30, 2001                          2,001,516
   December 31, 2001                           2,008,872

     SECTION 6.23. Minimum Subscriber Level for Destineer.

     On any of the dates indicated below, permit the number of subscribers to Destineer's two-way personal communication services (excluding any subscriber who is being provided such services substantially free of charge or whose account is more than 90 days delinquent) to be less than the corresponding amount indicated below:

                                                         Number of
            Date                                        Subscribers
            ----                                        -----------
   September 30, 1996                                     175,000
   December 31, 1996                                      239,444

   March 31, 1997                                         358,964
   June 30, 1997                                          467,366
   September 30, 1997                                     565,675
   December 31, 1997                                      654,829

   March 31, 1998                                         831,540
   June 30, 1998                                          991,796
   September 30, 1998                                   1,137,127

   December 31, 1998                                    1,268,919

   March 31, 1999                                       1,435,987
   June 30, 1999                                        1,603,055
   September 30, 1999                                   1,770,123
   December 31, 1999                                    1,937,191

   March 31, 2000                                       2,057,973
   June 30, 2000                                        2,178,755
   September 30, 2000                                   2,299,538
   December 31, 2000                                    2,420,320

   March 31, 2001                                       2,510,276
   June 30, 2001                                        2,600,233
   September 30, 2001                                   2,690,189
   December 31, 2001                                    2,780,145


     SECTION 6.24. Accounting Practices.

     Establish a fiscal year ending other than on December 31, or modify or change accounting treatments or reporting practices, except as otherwise required or permitted by changes in GAAP.

     SECTION 6.25. Subsidiaries.

     After the Closing Date, create or acquire any new Subsidiary which is not a Foreign Subsidiary, unless such Subsidiary is directly owned by Mtel and Section
5.15 hereof is complied with; provided, however, that Mtel Asia may be directly owned by Mtel International, Inc. (a direct Subsidiary of Mtel) as contemplated by Section 6.30 hereof.

     SECTION 6.26. Dividends and other Restricted Payments.

     Declare, make or incur any liability to make any Restricted Payments except:

     (a) Restricted Payments to a Credit Party (other than Mtel) by any Subsidiary of a Credit Party;

     (b) Restricted Payments to Mtel by any Credit Party or any Subsidiary of a Credit Party; provided that at the time and after giving effect to such Restricted Payment, no Default or Event of Default is continuing;

     (c) required payments (but not prepayments) of interest (in cash only to the extent required), premium and principal (including sinking fund payments) on Subordinated Debt to the extent not prohibited by the subordination provisions of such Subordinated Debt;

     (d) In the event of the sale by Mtel prior to December 15, 1997 of its capital stock to a Strategic Equity Investor (as such term is defined in the Senior Note Indenture) in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $75,000,000, as contemplated by Section 3.07(b) of the Senior Note Indenture, Mtel may apply up to a maximum of 50% of the net proceeds thereof (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the capital stock so sold) to redeem up to 25% of the aggregate principal amount of the Senior Notes due 2002 originally issued, at a redemption price of 114.5% of the principal amount thereof plus accrued and unpaid interest in accordance with such Section 3.07(b); provided that after giving effect to any such redemption and all related transactions no Default or Event of Default is then continuing;

     (e) Restricted Payments by Mtel to fund purchases of shares of Mtel or options relating to shares of capital stock of Mtel held by current or former employees of Mtel upon any such person's death, retirement, termination or disability, provided that the aggregate amount of such payments (net of proceeds received by Mtel as a result of the exercise of employee stock options or sales of stock to employees) does not at any time exceed $500,000;

     (f) scheduled dividend payments on the Preferred Stock, provided that at the time and after giving effect to such payment, no Default or Event of Default is continuing; and

     (g) repurchases of the Preferred Stock paid for with shares of common stock of Mtel.

     SECTION 6.27. Prohibition of Amendments or Waivers of Licenses.

     Agree to, or permit, any amendment, alteration, modification, cancellation, suspension or other change of the Paging Licenses, the Destineer Licenses, or any other license (or waive a material right thereunder) in any manner which might (i) result in a Material Adverse Effect or (ii) materially decrease the fair market value of the Collateral (including the Pledged Securities) taken as a whole.

     SECTION 6.28. Joint Ventures.

     (a) Except as shall be set forth on Schedule 3.6(c) hereto, be a general partner of any Person, provided, however, that a Joint Venture Subsidiary may be a general partner of a non-wholly owned Subsidiary or Joint Venture; and

     (b) Except as shall be set forth on Schedule 3.6(c) hereto, permit a Joint Venture to incur, assume or suffer to exist any Indebtedness which is recourse to a Credit Party or any of their respective Subsidiaries, other than the applicable Joint Venture Subsidiary or Joint Venture.

     SECTION 6.29. Interest Rate Protection Agreements; Currency Agreements

     Enter into any Interest Rate Protection Agreement or Currency Agreement, except for bona fide hedging purposes or as required by Section 5.18 hereof.

                  SECTION 6.30.  Foreign Operations.

     (a) Conduct any operations, or make any Investment, in Central or South America (including the Caribbean), except through Mtel Latin America, Inc.

     (b) Conduct any operations, or make any Investment, in the Asia/Pacific Rim region, except through a direct Subsidiary of Mtel International, Inc. (a direct Subsidiary of Mtel) to be created after the date hereof under the laws of a jurisdiction within the Untied States, which Subsidiary's sole purpose shall be to act as a holding company for Mtel's operations and Investments in the Asia/Pacific Rim region (such Subsidiary shall be referred to herein as "Mtel Asia").

7.  EVENTS OF DEFAULT

     In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

     (a) any representation or warranty made by any Credit Party in this Agreement or any other Fundamental Document or any representation and warranty made at any time after the date hereof by any Credit Party or any Subsidiary of a Credit Party in connection with this Agreement, any other Fundamental Document or the Borrowings hereunder, or any statement or representation made at any time after the date hereof, in any report, financial statement, certificate or other document furnished by or on behalf of any Credit Party or any Subsidiary of a Credit Party to the Administrative Agent or any Lender under or in connection with this Agreement, any other Fundamental Document, the Loans or the Letters of Credit hereunder, shall prove to have been, or to be, taken together with all such other representations and warranties, false or misleading in any material respect when made or delivered; provided, however, that no Event of Default shall occur hereunder based on the inaccuracy of any financial projections unless such financial projections were not prepared in good faith or when made, did not represent the reasonable, good faith opinion of the applicable Credit Party or Subsidiary of a Credit Party of the most probable course of its business;

     (b) default shall be made in the payment of any principal of, or interest on, the Notes or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of payments of interest, such default shall continue unremedied for three (3) Business Days, and in the case of payments other than of any principal amount of, or interest on, the Notes, such default shall continue unremedied for three (3) days after receipt by the Borrower of an invoice therefor;

     (c) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.1(k) (with respect to notice of Defaults or Events of Default), Section 5.14, Section 5.15, Section 5.17, Section 5.19, Section 5.20 or Article 6 of this Agreement;

     (d) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after a Credit Party obtains knowledge of such occurrence;

     (e) default in payment shall be made with respect to any Indebtedness (other than the Indebtedness incurred by the Borrower hereunder) of any Credit Party or any Subsidiary of a Credit Party in an amount or amounts in excess of $2,000,000 in the aggregate, or any other default shall occur with respect to the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such other default is, or with the giving of notice or passage of time or both would be, to accelerate the maturity, of such Indebtedness or to permit the holder thereof (after giving effect to any applicable grace periods) to cause such Indebtedness to become due prior to its stated maturity, or any such Indebtedness shall not be paid when due, whether at the due date thereof or at acceleration thereof or otherwise, or any other circumstance shall arise (other than the mere passage of time) by reason of which a Credit Party or any Subsidiary of a Credit Party is required (prior to any scheduled redemption or repurchase) to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness;

     (f) any Credit Party or any Subsidiary of a Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party or any Subsidiary of a Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, administrative receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party or any Subsidiary of a Credit Party shall take any action to authorize any of the foregoing;

     (g) any involuntary case, proceeding or other action against any Credit Party or any Subsidiary of a Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, administrative receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

     (h) final judgment(s) for the payment of money in excess of $2,000,000, in the aggregate, shall be rendered in the aggregate, against a Credit Party or any Subsidiary of a Credit Party and within thirty (30) days from the entry of such judgment(s), it shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

     (i) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of a Credit Party or any Subsidiary of a Credit Party and shall not have been remedied within forty-five (45) days after the occurrence of such Reportable Event;

     (j) this Agreement, the Copyright Security Agreement, the Patent Security Agreement or the Trademark Security Agreement, (each a "Security Document") shall, for any reason, not be, or shall cease to be, in full force and effect or shall be declared, or asserted to be, null and void, or any of the Security Documents shall not give, or shall cease to give, the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Administrative Agent for the benefit of the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except to the extent expressly permitted herein or therein), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of its Affiliates, provided that no such defect in the Security Documents shall give rise to an Event of Default under this paragraph (j) unless such defect shall affect Collateral that is, or should be, subject to a Lien in favor of the Agent (for the benefit of the Lenders) having an aggregate value in excess of $250,000 (exclusive in each case of any exceptions to such terms, covenants, agreements or defects otherwise expressly permitted by the Fundamental Documents, including Permitted Encumbrances);

     (k) a "change in control" shall occur; as used herein a "change in control" shall mean (i) the failure of Mtel to directly own 100% of the outstanding capital stock of Destineer and SkyTel (provided that prior to the Flip Date, SkyTel may be continue to be owned indirectly through Mtel Paging, Inc.), or
(ii) "Continuing Directors" shall no longer constitute at least a majority of Mtel's Board of Directors, and a "Continuing Director" means any individual who at the date hereof was a member of Mtel's Board of Directors and any new director who was specifically approved by a majority of the directors on Mtel's Board of Directors who at the time of such individual's initial election or appointment to such Board, were either directors at the date hereof or whose election was previously so approved, or (iii) the acquisition by any Person or group (as defined in the Securities Exchange Act of 1934 and the regulation thereunder) of ownership and/or voting control of more than 30% of Mtel's issued and outstanding common stock;

     (l) (i) any of the Paging Licenses or the Destineer Licenses, shall be suspended or revoked, (ii) SkyTel shall for any other reason fail to be the licensee under the Paging Licenses or otherwise fail to have all authorizations and licenses required to operate the nationwide paging system as conducted and as contemplated to be conducted by SkyTel on the date hereof, or (iii) Destineer shall for any other reason fail to be the licensee under the Destineer Licenses or otherwise fail to have all authorizations and licenses required to operate the narrowband personal communication services as conducted and as contemplated to be conducted on the date hereof to be conducted by Destineer;

     (m) any total or material partial disruption shall occur in the nationwide paging operations of SkyTel or the narrowband personal communication services of Destineer that continues for more than three (3) consecutive days;

     (n) any Guarantor shall repudiate its obligations pursuant to its Guaranty under this Agreement; or

     (o) the Senior Notes due 2002 or any portion thereof is required to be redeemed, purchased or defeased, or any payment with respect to the Senior Notes due 2002 is required to be, or is otherwise, made prior to the date such payment is due pursuant to the terms of the Senior Note Indenture; then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent shall, if directed by the Required Lenders, take any or all of the following actions, at the same or different times: (1) terminate forthwith the Commitments and/or (2) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding and/or (3) require the Borrower to deliver to the Issuing Bank from time to time, Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Administrative Agent and the Issuing Bank. If an Event of Default specified in paragraphs (f) or (g) above shall have occurred, the principal of and interest on the Loans and the Notes and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Notes to the contrary notwithstanding and the Commitments of the Lenders shall thereupon forthwith terminate.

8.  GRANT OF SECURITY INTEREST; REMEDIES

     SECTION 8.1. Security Interests.

     (a) As security for the Obligations (in the case of the Borrower) and as security of its obligations under Article 10 of this Agreement (in the case of any Guarantor), each Credit Party hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Lenders) and grants to the Administrative Agent (for the benefit of the Lenders) a security interest in all of its right, title and interest in and to the Collateral, provided, however, that such security interest shall be limited to the extent necessary to avoid a breach or default under any lease of any site upon which any Credit Party's transmitting or receiving facilities are located or any other agreement, (a "Restricted Agreement") or any License, provided, further, that the security interest granted hereby shall constitute a security interest in the proceeds of any License, any Restricted Agreement or any Excluded Equity Interest.

     (b) In the event that a Credit Party shall, as a result of any change in Applicable Law or any other reason, at any time in the future be permitted to grant a security interest in any License or Restricted Agreement to any greater extent than permitted on the date hereof, then, the applicable Credit Party shall promptly so notify the Administrative Agent and shall promptly execute and deliver to the Administrative Agent such additional security agreements, pledge or other documents, instruments, financing statements or agreements as are necessary in the reasonable judgment of the Administrative Agent, and in each case take such other actions, as the Administrative Agent may request, in order to perfect such security interest.

     SECTION 8.2. Use of Collateral.

     So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Agreement and the other Fundamental Documents to which it is a party, each of the Credit Parties may use the Collateral in any lawful manner.

     SECTION 8.3. Proceeds.

     Upon request of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, each Credit Party agrees to take all steps necessary to cause all sums, monies, royalties, fees, commissions, charges, payments, advances, income, profit, and other proceeds constituting proceeds of the Collateral to be applied to the repayment of the

Obligations in accordance with the provisions of Section 8.7 hereof.

     SECTION 8.4. Credit Parties to Hold in Trust.

     Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lenders, and forthwith, without any notice, demand or other action on the part of the Lenders whatsoever (all notices, demands, or other actions on the part of the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.7 hereof.

     SECTION 8.5. Collections, etc.

     Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, in its sole discretion, in the name of the Administrative Agent or in the name of the applicable Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may, to the fullest extent permitted by Applicable Law, extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any of the Credit Parties. Neither the Administrative Agent nor the Lenders will be required to take any steps to preserve any rights against prior parties to the Collateral, except as may be required by Applicable Law. If a Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent or the Lenders may, after notice to such Credit Party, make such payments and take all such actions as the Required Lenders or the Administrative Agent reasonably deem necessary to protect the Lenders' security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest, or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral and any Liens not expressly permitted by this Agreement.

                  SECTION 8.6.  Possession, Sale of Collateral, etc.

     Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may enter upon the premises of a Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may reasonably demand and receive such possession from any Person who has possession thereof, and the Administrative Agent may take such measures as it may deem necessary or proper for the care or protection thereof, including (without limitation) the right to remove all or any portion of the Collateral, and with or without taking such possession may sell, or cause to be sold, whenever the Administrative Agent shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to such Credit Party of the time and place of any such public sale or sales or of the time after which any private sale or other disposition is to be made (it being acknowledged by each of the Credit Parties that such notice constitutes "reasonable notification") and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatever kind, including any equity of redemption, of any of the Credit Parties, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Administrative Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any of the Credit Parties, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent and the Lenders by the Credit Parties hereunder as a credit against the purchase price. The Administrative Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Administrative Agent nor any Lender shall be chargeable with any of the obligations or liabilities of any of the Credit Parties. Each Credit Party hereby agrees (i) that it will, jointly and severally, indemnify and hold the Administrative Agent and each of the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative
Agent or the Lenders) prior to such taking of actual possession or control by the Administrative Agent, or arising out of any act on the part of any of the Credit Parties or any of their agents before or after the commencement of such actual possession or control by the Administrative Agent; and (ii) neither the Administrative Agent nor any Lender shall have any liability or obligation to any of the Credit Parties arising out of any such claim except for acts of willful misconduct or gross negligence or acts not taken in good faith. In any action hereunder, the Administrative Agent shall be entitled to the appointment of a receiver without notice, to the extent permitted by Applicable Law, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of the Administrative Agent to payment of the Obligations.

     SECTION 8.7. Application of Proceeds on Default.

     Upon the occurrence and during the continuance of an Event of Default, the balances in any account of any Credit Party with any Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto, shall be applied first, toward payment of the reasonable costs and expenses incurred by the Administrative Agent in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any of the Obligations or any Guaranty thereof, including, without limitation, the reasonable attorney's fees and expenses incurred by the Administrative Agent, and then in accordance with the first sentence of Section 12.2(b) hereof. Any amounts remaining after such payment shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

     SECTION 8.8. Power of Attorney.

     Upon the occurrence and during the continuation of an Event of Default (a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent and any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent or such Credit Party to receive, open and dispose of all mail addressed to such Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent, with full power and right to cause the mail of each Credit Party to be transferred to the Administrative

Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Agreement and the grant of the security interests hereunder and under the other Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or such Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent for the benefit of the Lenders, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by such Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent for the benefit of the Lenders hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Agreement and the grant of the security interests hereunder and under the other Fundamental Documents and each of the Credit Parties hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

     SECTION 8.9. Financing Statements, Direct Payments, Confirmation of Receivables and Audit Rights.

     Each Credit Party hereby authorizes the Administrative Agent to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent for the benefit of the Lenders on the Collateral, in all cases without the signature of such Credit Party or to execute such items as attorney-in-fact for such Credit Party. Each Credit Party further authorizes the Administrative Agent (i) upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtors that all sums payable to such Credit Party relating to the Collateral shall be paid directly to the Administrative Agent and (ii) to confirm (which request for confirmation shall, prior to the occurrence of an Event of Default or at any time when an Event of Default is not continuing, be directed by the Administrative Agent to the independent public accountants of such Credit Party, which independent public accountants shall request such confirmation from the applicable account debtor and upon receipt thereof, provide such confirmation to the Administrative Agent) with any account debtors the amounts payable by them to such Credit Party with regard to the Collateral and to participate with each Credit Party in the audits of its account debtors.

     SECTION 8.10. Termination.

     (a) Subject to the provisions of Section 13.15 hereof, the security interests granted under this Article 8 shall terminate when all the Obligations have been fully paid and performed, the Commitments (including any commitment to issue any Letter of Credit) shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled. Upon request by the Borrower following such termination, the Administrative Agent will, at the expense of the Borrower, execute and deliver to each Credit Party such documents (in form and substance satisfactory to the Administrative Agent) as such Credit Party shall reasonably request to evidence such termination.

     (b) The security interest granted under this Article 8 in any asset that is sold or disposed of by any Credit Party in accordance with the terms of this Agreement, shall automatically terminate upon such a sale or disposition, but shall continue with respect to any proceeds thereof received by such Credit Party. Upon the request of the applicable Credit Party to the Administrative Agent in writing, the Administrative Agent agrees to duly execute and deliver to the such Credit Party or to the transferee of such asset, a UCC termination statement evidencing the release of the security interest hereunder and such further instruments as may be reasonably necessary to confirm the release of such security interest.

     SECTION 8.11. Remedies Not Exclusive.

     The remedies conferred upon, or reserved to, the Administrative Agent and the Lenders in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent or the Lenders. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all the rights and remedies of a secured party under Article 9 of the New York Uniform Commercial Code and any other Applicable Law.

     SECTION 8.12. Limitation on Guaranteed Amount.

     Notwithstanding any other provision of this Agreement, the Administrative Agent's recourse to the Collateral of a Credit Party (other than the Borrower) hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy

Code or to being set aside or annulled under any Applicable Law or foreign statute relating to fraud on creditors. In determining the limitations, if any, on the recourse to Collateral of a Credit Party (other than the Borrower) hereunder pursuant to the preceding sentence, any rights of subrogation or contribution which such Credit Party may have directly or indirectly under this
Article 8 or under Article 11 hereof, under any other agreement, under Applicable Law or otherwise, shall be taken into account.

9.  CASH COLLATERAL

     SECTION 9.1. Cash Collateral Account.

     (a) The Administrative Agent shall establish a collateral account in the name of the Administrative Agent (the "Cash Collateral Account"), into which the Borrower shall from time to time deposit Dollars pursuant to, and in accordance with, the express provisions of this Agreement requiring or permitting such deposit. Except to the extent otherwise provided in this Section 9.1, the Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent provided that upon request by the Borrower, the Administrative Agent shall provide the Borrower with statements of deposits to, and withdrawals from, such account in accordance with the Administrative Agent's customary practices.

     (b) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account on the instructions of the Borrower (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions, in the sole discretion of the Administrative Agent, provided that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents.

     (c) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account; and any net loss on any such investment shall be charged against the Cash Collateral Account.

     (d) Neither the Administrative Agent nor the Lenders shall be a trustee for the Borrower, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except to the extent that the Administrative Agent shall have the obligations of a secured party under the Uniform Commercial Code in effect from time to time in the State of New York. The Administrative Agent and the Lenders shall not have any obligation or responsibility, and shall not be liable in any way for, any investment decision made pursuant to this Section 9.1 or for any decrease in the value of the investments held in the Cash Collateral Account.

     SECTION 9.2. Grant of Security Interest.

     For value received and to induce the Lenders to make Loans to the Borrower and participate in Letters of Credit from time to time as provided for in this Agreement, as security for the payment of all of the Obligations, the Borrower hereby assigns to the Administrative Agent (for the benefit of the Lenders), and grants to the Administrative Agent (for the benefit of the Lenders), a first and prior Lien upon all the Borrower's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account, shall, immediately and without any need for any further action on the part of any of the Borrower, any Lender or the Administrative Agent, become subject to the Lien set forth in this Section 9.2, be deemed Collateral for all purposes hereof and be subject to the provisions of this Agreement.

     SECTION 9.3. Remedies.

     At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account to the satisfaction of the Obligations in such order as the Administrative Agent may determine, but subject to the rights of the Lenders. Any amounts remaining after such application shall be paid or delivered to the Borrower or as a court of competent jurisdiction may direct.

10.  GUARANTY

     SECTION 10.1. Guaranty.

     (a) Each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the due and punctual payment and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each of the Guarantors further agrees that the Obligations may be amended, supplemented, extended or renewed, in whole or in part, without notice or further assent from it, and it will remain bound upon this Guaranty notwithstanding any amendment, supplement, extension or renewal of any of the Obligations.

     (b) Each of the Guarantors waives presentation to, demand for payment from and protest to, as the case may be, the Borrower or any Guarantor or any other guarantor, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Administrative Agent or the Lenders to obtain the consent of any Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent (for the benefit of the Lenders) for the Obligations or any of them; (v) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or any other guarantor.

     (c) Each of the Guarantors further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security held for payment of the Obligations, to any balance of any deposit, account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any Guarantor or to any other Person.

     (d) Each of the Guarantors hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the other Guarantor and any other guarantor of the Obligations and any circumstances affecting the Pledged Securities or the ability of the Borrower to perform under this Agreement.

     (e) Each of the Guarantors' Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any of the Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither the Administrative Agent nor any Lender makes any representation or warranty in respect to any such circumstances, nor has any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations or any of the Pledged Securities (except as may be expressly set forth herein).

     SECTION 10.2. No Impairment of Guaranty.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any default, failure, waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor or would otherwise operate as a discharge of a Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have been terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

     SECTION 10.3. Continuation and Reinstatement, etc.

     (a) Each of the Guarantors further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or interest on or other amount with respect to any Obligation is rescinded or must otherwise be restored by the Administrative Agent or the Lenders upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this
Article 10, and not in limitation of any other right which the Administrative Agent or the Lenders may have at law or in equity against the Borrower, a Guarantor or any other Person, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Administrative Agent on behalf of the Lenders, forthwith pay or cause to be paid to the Administrative Agent on behalf of the Lenders in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.8(a) hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantor or Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of the Lenders with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payment.

     (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Lenders hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations to the Administrative Agent on behalf of the Lenders. If any amount shall be paid to a Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent on behalf of the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

     SECTION 10.4. Limitation on Guaranteed Amount.

     Notwithstanding any other provision of this Article 10, the amount guaranteed by a Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 10 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of a Guarantor's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution which a Guarantor may have, directly or indirectly, under this Article 10, under any other agreement, under Applicable Law or otherwise shall be taken into account.

11.  PLEDGE

     SECTION 11.1. Pledge.

     As additional security for the payment and performance in full of the Obligations (including post-petition interest, to the extent permitted by Applicable Law) in the case of the Borrower, and as additional security for its obligations under Article 10 of this Agreement in the case of the Guarantors, each Credit Party identified as a Pledgor on Schedule 3.23 hereto or any schedule described in the last two sentences of this Section 11.1 (collectively referred to in this Article 11 as the "Pledgors" and individually as a "Pledgors") hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent for the benefit of the Lenders, and hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in (a) all the issued and outstanding shares of capital stock of each of its Subsidiaries (other than the Subsidiaries which are incorporated or organized in jurisdictions outside the United States and do not conduct any operations within the United States), (b) all other equity securities, if any, which are now or may hereafter be owned by such Pledgor, other than each of the minority Investments listed on Schedule 11.1 hereto, but only so long as the fair market value of any such Investment in a single Person does not exceed $5,000,000, (c) all notes (if any) evidencing intercompany Indebtedness owed to such Pledgor and (d) all proceeds of such shares, other securities and notes or other property at any time and from time to time receivable or otherwise distributed in respect of, or in exchange for, any of or all such shares, securities and/or notes. All such items referred to in clauses (a), (b), (c) and
(d) of the preceding sentence are collectively referred to herein as the "Pledged Securities". Each Pledgor shall deliver to the Administrative Agent (for the benefit of the Lenders), certificates representing, or notes (if any) constituting, all the Pledged Securities owned from time to time by such Pledgor accompanied by undated stock or note powers (as appropriate) executed in blank and by such other instruments or documents as the Administrative Agent or its counsel shall reasonably request. Each delivery of securities or notes being pledged hereunder shall be accompanied by a schedule showing a description of the securities and notes theretofore and then being pledged hereunder (for purposes hereof, Schedule 3.23 hereto is the applicable schedule on the Closing
Date). Each schedule so delivered shall supersede any prior schedules so delivered.

     SECTION 11.2. Registration in Nominee Name; Denominations.

     The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any of the Pledged Securities
(a) in its own name or in the name of its nominee or (b) in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. Upon the occurrence of an Event of Default and during the continuation of an Event of Default, the Administrative Agent shall have the right to exchange the certificates representing any of Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

     SECTION 11.3. Covenant.

     (a) Each Pledgor covenants that as stockholder of each of its respective Pledged Subsidiaries, it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Pledged Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Pledged Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Administrative Agent (for the benefit of the Lenders) on terms reasonably satisfactory to the Administrative Agent, as security for the Obligations or such Pledgor's obligations under Article 10 of this Agreement (as applicable).

     (b) Each Pledgor will use its best efforts to promptly obtain any consent of the FCC which may be required in connection with any transfer of any of the Pledged Securities pursuant to this Agreement.

     SECTION 11.4. Voting Rights; Dividends; etc.

     (a) Unless and until an Event of Default shall have occurred and shall be continuing and a notice shall have been given by the Administrative Agent pursuant to paragraph (b) below:

               (i) Each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof;

               (ii) Any dividend or distribution of any kind whatsoever, which is not in cash, received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be, and become, part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms of this Agreement. Any dividends or other distributions paid in cash which are not prohibited by Section 6.26 hereunder shall be disbursed directly to the applicable Pledgor; provided, however, that nothing contained in this Section shall be construed as permitting any Restricted Payment other than in accordance with the terms of Section
          6.26 herein.

               (iii) The Administrative Agent shall execute and deliver to the applicable Pledgor, or cause to be executed and delivered to the applicable Pledgor, all such proxies, powers of attorney, and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to clause (i) above.

     (b) Upon the occurrence and during the continuance of an Event of Default and upon notice to the applicable Pledgor by the Administrative Agent, all rights of such Pledgor to (i) exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subsection (a)(i) of this
Section 11.4 and (ii) receive and retain dividends and distributions which such Pledgor would be entitled to receive and retain pursuant to this Section 11.4 and Section 6.26, shall cease and all such rights shall thereupon become vested in the Administrative Agent (for the benefit of the Lenders), which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive and retain such dividends and distributions; provided, however, that to the extent any fee or other governmental consents or filings are required for the exercise by the Administrative Agent of any of the foregoing rights and powers, the Administrative Agent shall refrain from exercising such rights or powers until the making of such required filings, the receipt of such consent and the expiration of all related waiting periods. All dividends and distributions which are received by such Pledgor contrary to the provisions of this subsection (b) shall be received in trust for the benefit of the Administrative Agent and the Lenders and shall be delivered to the Administrative Agent as additional Collateral.

     SECTION 11.5. Remedies Upon Default.

     (a) If an Event of Default shall have occurred and be continuing, the Administrative Agent on behalf of the Lenders may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the New York Uniform Commercial Code or in applicable securities laws. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to (1) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, (2) to cause to be placed on certificates for any or all of the Pledged Securities a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (3) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with said Act or any other law. Upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor; provided, however, that prior to the consummation of any such sale, the applicable Pledgor shall be entitled to redeem this pledge of the Pledged Securities by (i) paying all of the Obligations and (ii) paying any additional reasonable costs or expenses incurred by the Bank in connection with the proposed sale of the Pledged Securities. The Administrative Agent shall give the Pledgors not less than ten (10) days' written notice of the Administrative Agent's intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities (it being acknowledged by the Pledgors that such notice constitutes reasonable notification). Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this
Section 11.5, the Administrative Agent (on behalf of the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the applicable Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent or Lenders (subject to the provisions of Article 12 hereof) by the Credit Parties as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the applicable Pledgor or any third party (other than the Lenders). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgor with respect thereto. The Pledgors hereby agree (i) that they will jointly and severally, indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Agreement, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent or Lenders) prior to such taking of actual possession or control by the Administrative Agent, or arising out of any act on the part of any Pledgor or its agents before or after the commencement of such actual possession or control by the Administrative Agent; and (ii) neither the Administrative Agent nor any Lender shall have liability or obligation to any Pledgor arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. As an alternative to exercising the power of sale herein conferred upon it, the

Administrative Agent may proceed by a suit or suits at law or in equity to foreclose on the Liens under this Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

     (b) If the Administrative Agent shall determine that in order to exercise the right hereunder to sell all or any of the Pledged Securities, and to have the Pledged Securities or the portion thereof sold, the Pledged Securities shall be registered under the provisions of the Securities Act of 1933, the Pledgor agrees, at its own expense, (i) to execute and deliver, and to use its best efforts to cause each corporation whose securities are to be sold and their directors and officers to execute and deliver, all such instruments and documents, and to use its best efforts to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such securities under the provisions of the Securities Act of 1933 and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or to cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the S.E.C. thereunder; provided, that the Administrative Agent shall furnish to the applicable Pledgor such information which such Pledgor may reasonably request and as shall be required in connection therewith, (ii) to use its best efforts to cause the corporation whose securities are to be sold to agree to make, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use its best efforts to qualify such securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose and effect and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Administrative Agent; provided, that the Administrative Agent shall furnish to the applicable Pledgor such information which the Pledgor may reasonably request and as shall be required in connection therewith, and (iv) to indemnify and hold harmless the Administrative Agent, each of the Lenders and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, any Lender, or any underwriters (or any person controlling any of the foregoing), provided that such Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such corporation by the Administrative Agent, any Lender, or any underwriter expressly for use in such registration statement or prospectus.

     (c) All actions which may be taken pursuant to the provisions of this
Section 11.5 and/or Section 11.7 hereof are subject, in every instance, to the receipt of any prior consents of the FCC which may be required by Applicable Law under the circumstances.

     SECTION 11.6. Application of Proceeds of Sale and Cash.

     The proceeds of sale of the Pledged Securities sold pursuant to Section
11.5 hereof shall be applied first toward payment of the reasonable costs and expenses incurred by the Administrative Agent in enforcing this Agreement, in realizing on or protecting the Pledged Securities and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, the reasonable attorney's fees and expenses incurred by the Administrative Agent, and then in accordance with Section 12.2(b) hereof. Any amount remaining after such payment shall be remitted to the appropriate Pledgor or as a court of competent jurisdiction may otherwise direct.

     SECTION 11.7. Administrative Agent Appointed Attorney-in-Fact.

     Upon the occurrence of an Event of Default, and during the continuation of such Event of Default, each Pledgor hereby appoints the Administrative Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and the pledge of the Pledged Securities hereunder and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the

Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to a Pledgor representing any dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

     SECTION 11.8. Securities Act, etc.

     In view of the position of the Pledgors in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some reasonable effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor clearly understands that the Administrative Agent does not have any such general duty or obligation to it, and except as aforesaid, each Pledgor agrees that a sale by the Administrative Agent of all or any part of the Pledged Securities shall not be deemed commercially unreasonable, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser, assuming compliance with the Uniform Commercial Code in effect in the State of New York. Without limiting the generality of the foregoing, the provisions of this Section 11.8 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

     SECTION 11.9. Continuation and Reinstatement.

     Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or the Lenders upon the bankruptcy or reorganization of such Pledgor or otherwise.

     SECTION 11.10. Termination.

     Subject to the provisions of Section 13.15 hereof, the pledge and grant of the security interest hereunder shall terminate when all of the Obligations shall have been fully paid and performed and the Commitments (including any commitment to issue any Letter of Credit) shall have terminated and all Letters of Credit shall have expired, or been terminated or cancelled; at such time the Administrative Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate in writing, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Administrative Agent and at the expense of the Borrower.

12.  THE ADMINISTRATIVE AGENT AND THE ISSUING BANK

     SECTION 12.1. Administration by the Administrative Agent.

     (a) The general administration of the Fundamental Documents and any other documents contemplated by this Agreement or any other Fundamental Document shall be by the Administrative Agent or its designees. Each of the Lenders hereby irrevocably authorizes the Administrative Agent and the Agents, at their discretion, to take or refrain from taking such actions as agent on its behalf and to exercise, or refrain from exercising, such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Agreement or any other Fundamental Document as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent is hereby authorized to hold all security interests in the Collateral granted to it pursuant to the trademark charge contemplated by
Section 5.12(c) hereof as trustee for the Lenders in accordance with the terms thereof. The Administrative Agent and the Agents shall not have any duties or responsibilities except as set forth in the Fundamental Documents.

     (b) The Lenders hereby authorize the Administrative Agent (in its sole discretion):

               (i) to release a Lien granted to the Administrative Agent (for the benefit of the Lenders) on any asset, the Net Cash Proceeds from a sale or disposition of which are to be applied to pay Obligations;

               (ii) so long as an Event of Default shall not have occurred and be continuing, to release a Lien granted to the Administrative Agent (for the benefit of the Lenders) in any asset sold or otherwise disposed of in accordance with the terms hereof;

               (iii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Lenders); and

               (iv) to appoint subagents or Lenders to be the holder of record of any Lien to be granted the Administrative Agent (for the benefit of the Lenders) or to hold on behalf of the Administrative Agent such collateral or instruments relating thereto.

     SECTION 12.2. Advances and Payments.

     (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by such Lender in accordance with its Commitment hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first day following the time when such Lender fails to make the required reimbursement and thereafter at a rate per annum equal to the Alternate Base Rate plus the applicable Margin for Alternate Base Rate Loans.

     (b) Any amounts received by the Administrative Agent in connection with this Agreement, the Notes or the other Fundamental Documents, the application of which is not otherwise provided for, shall be applied, first, to pay accrued but unpaid Commitment Fees, in accordance with each Lender's Percentages, second, to pay accrued but unpaid interest on the Notes in accordance with the amount of outstanding Loans owed to each Lender, third, the principal balance outstanding on the Notes in accordance with the amount of outstanding Loans owed to each Lender and fourth, to pay other amounts payable to the Administrative Agent or the Lenders. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to such Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

     SECTION 12.3. Sharing of Setoffs and Cash Collateral.

     Each of the Lenders agrees that if it shall, through the operation of
Section 2.3 hereof or the exercise of any right of banker's lien, setoff or counterclaim against the Borrower (including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of Loans and L/C Exposure of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the Lender's Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be cancelled and the purchase price restored to the extent of such recovery. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or a Letter of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

     SECTION 12.4. Notice to the Lenders.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower or any Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 12.5. Liability of Administrative Agent and Issuing Bank.

     (a) The Administrative Agent, the Agents and Issuing Bank, when acting on behalf of the Lenders, may execute any of their duties under this Agreement or the other Fundamental Documents by or through their respective directors, officers, agents, or employees. Neither the Administrative Agent, the Agents, the Issuing Bank nor their respective directors, officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Agents, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest or pledge contemplated by, this Agreement the Copyright Security Agreement, the Trademark Security Agreement, the trademark charge contemplated by Section 5.12(c) hereof, the Patent Security Agreement or any other Fundamental Document or any related agreement, document or order, or for the designation or failure to designate this transaction as a "Highly Leveraged Transaction" for regulatory purposes, or for freedom of any of the Collateral or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Agreement, the other Fundamental Documents or any related agreement or document.

     (b) Neither the Administrative Agent, any Agent, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders or the Borrower of any of its respective obligations under this Agreement, the Notes, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

     (c) The Administrative Agent, the Agents and the Issuing Bank in such capacities, shall be entitled to rely on any communication, instrument, or document reasonably believed by any of them to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by any of them.

     SECTION 12.6. Reimbursement and Indemnification.

     Each of the Lenders agrees (i) to reimburse the Agents for such Lender's Pro Rata Share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement of the Fundamental Documents not reimbursed by a Credit Party, (ii) to indemnify and hold harmless each of the Agents and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under the Fundamental Documents or any related agreement or document, to the extent not reimbursed by a Credit Party,
(iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of Required Lenders (except in the case of clause (i), (ii) or (iii) above, as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable)

     SECTION 12.7. Rights of Administrative Agent.

     It is understood and agreed that Chemical Bank, Credit Lyonnais Cayman Island Branch and Morgan Guaranty Trust Company of New York shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or any Subsidiary or Affiliate of a Credit Party, as though it were not the Agent of the Lenders or the Issuing Bank (as applicable) under this Agreement and the other Fundamental Documents.

     SECTION 12.8. Independent Investigation by Lenders.

     Each of the Lenders acknowledges that it has decided to enter into this Agreement and the other Fundamental Documents, and to make the Loans and to participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of each of the Credit Parties and agrees that neither any of the Agents nor the Issuing Bank shall bear any responsibility for such creditworthiness.

     SECTION 12.9. Agreement of Required Lenders.

     Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent and/or the Issuing Bank for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.9 hereof.

     SECTION 12.10. Notice of Transfer.

     The Administrative Agent and the Issuing Bank may deem and treat any Lender which is a party to this Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective pursuant to Section 13.3 hereof.

     SECTION 12.11. Successor Administrative Agent.

     The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent from among the Lenders. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be either a Lender, or a commercial bank reasonably acceptable to the Borrower organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

13.  MISCELLANEOUS

     SECTION 13.1. Notices.

     Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed, if to the

Administrative Agent or Chemical Bank, to it at 270 Park Avenue, New York, New York 10017-2070 Attn: John J. Huber, Telecopier No.: (212) 270-2625 and if to another Agent, a Credit Party or a Lender, to it at its address set forth on the signature pages hereof, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (i) the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (ii) when delivered, if delivered by hand or courier service or (iii) when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section
13.1 or in accordance with the latest unrevoked written direction from such party.

     SECTION 13.2. Survival of Agreement, Representations and Warranties, etc.

     All warranties, representations and covenants made by any Credit Party herein or in any certificate or other instrument delivered by such Credit Party or on its behalf in connection with this Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans herein contemplated, the issuance and delivery to the Administrative Agent of the Notes and the issuance of any Letter of Credit, regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation due or to become due hereunder is outstanding and unpaid, so long as the Total Commitment has not been terminated in its entirety and so long as any Letter of Credit remains outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

     SECTION 13.3. Successors and Assigns; Syndications; Loan Sales; Participations.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that no Credit Party may assign its respective rights and obligations hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by or on behalf of the Credit Parties which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

     (b) Each of the Lenders may (but only with the prior written consent of the Borrower (only at a time when no Event of Default has occurred and is then continuing), the Administrative

Agent and the Issuing Bank, which consents shall not be unreasonably withheld or delayed) assign to any commercial lender or financial institution which makes or invests in loans in the ordinary course of its business, all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its obligations and rights with regard to Letters of Credit); provided, however, that (i) each Assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (in each case, determined as of the effective date of the Assignment and Acceptance with respect to such assignment) shall be in a minimum principal amount of $5,000,000 (or, if less, the entire remaining balance of such assigning Lender's Commitment on such date), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the assigning Lender's original Note and a processing and recordation fee of $3,500 to be paid to the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

     (c) Notwithstanding the other provisions of Section 13.3(b), each Lender may at any time assign its interests, rights and obligations under this Agreement to (i) any Affiliate of such Lender or (ii) any other Lender hereunder.

     (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Fundamental Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any Credit Party of any of its obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) through 5.1(d) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.4 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the other Fundamental Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under any of the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all of the obligations, which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1, a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an assignee and any other parties contemplated thereby, together with the assigning Lender's original Note, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitment assumed by such assignee pursuant to such Assignment and Acceptance and, if applicable, a new Note payable to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the principal amount of the surrendered Note, shall be dated the date of the surrendered Note and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Borrower will promptly, at its own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents and cause each Credit Party to execute amendments to the Fundamental Documents to which it is a party, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents and the guaranty contemplated by this Agreement.

     (g) Each of the Lenders may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note held by
it); provided, however, that (i) any such Lender's obligations under this Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Agreement, except with respect to proposed changes to interest rates, amounts of Commitments, final maturity of Loans, releases of substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.3(g), 2.10 and 2.11 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Credit Parties furnished to the Administrative Agent or any of the Lenders by or on behalf of the Borrower and/or the other Credit Parties; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter (for the benefit of the Borrower) substantially in the form of Exhibit J hereto, to preserve the confidentiality of any information relating to any of the Credit Parties received from such Lender.

     (i) The Borrower hereby consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

     (j) Each Lender hereby represents that it is a commercial lender or financial institution which makes or invests in loans in the ordinary course of its business and that it will make Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to preceding clauses (a) through (i), the disposition of the Notes or other evidence of Indebtedness held by that Lender shall at all times be within its exclusive control.

     SECTION 13.4. Expenses; Documentary Taxes.

     Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agents or Chemical Securities Inc. in connection with the syndication of the credit facility contemplated hereby, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Agreement and any other documentation contemplated hereby, the Notes, the making of the Loans, the issuance and administration of the Letters of Credit, the Collateral and the Pledged Securities including, but not limited to, any internally allocated audit costs, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agents, and any other counsel or consultants that the Administrative Agent shall retain, as well as all reasonable out-of-pocket expenses and all allocated costs of in-house counsel incurred by the Agents, the Issuing Bank and the Lenders in the enforcement or protection of the rights and remedies of the Issuing Bank or the Lenders in connection with this Agreement, the Notes, the Letters of Credit or the other Fundamental Documents (including, without limitation, in connection with any bankruptcy, reorganization or other similar proceeding), and with respect to any action which may be instituted by any Person against any Lender, the any Agent or the Issuing Bank in respect of any of the foregoing, or as a result of any transaction, action or nonaction arising from any of the foregoing, including but not limited to the fees and disbursements of any counsel for such Lender, the Agent or the Issuing Bank. Such payments shall be made on the date of execution of this Agreement and thereafter on demand. The Borrower agrees that it shall indemnify the Agents, the Lenders and the Issuing Bank from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes or the issuance of the Letters of Credit. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans and/or expiration of any Letter of Credit.

     SECTION 13.5. Indemnity.

     Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Agents, the Lenders and the Issuing Bank and their respective directors, officers, employees and agents (each an "Indemnified Party") (to the fullest extent permitted by law) from and against any and all expenses, losses, claims, demands, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Agent is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower, and such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Borrower shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees or expenses of more than one separate firm of attorneys for all such Indemnified Parties). The Borrower shall not be liable for any settlement of any such proceeding effected without the written consent of the Borrower, but if settled with the written consent of the Borrower or if there is a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by any Agent or the Issuing Bank or by any other Person either against any Agent or the Issuing Bank or the Lenders or in connection with which any officer or employee of any Agent or the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agents or the Issuing Bank and any out-of-pocket costs incurred by any Agent or the Issuing Bank or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this
Section 13.5 shall survive the termination of this Agreement and/or payment of the Loans and/or the expiration of the Letters of Credit and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitment hereunder.

     If a Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of a Credit Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 2% in excess of the Alternate Base Rate from time to time in effect plus 150 Basis Points from the date advanced to the date of repayment.

     SECTION 13.6. CHOICE OF LAW.

     THIS AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13.7. No Waiver.

     No failure on the part of any Agent, any Lender or the Issuing Bank to exercise, and no delay in exercising, any right, power or remedy hereunder under the Fundamental Documents or under the Notes or with regards to the Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 13.8. Extension of Maturity.

     Except as otherwise specifically provided in Article 2 hereof, should any payment of principal of, or interest on, the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 13.9. Amendments, etc.

     No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by a Credit Party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of all of the Lenders (i) extend the final maturity or any other scheduled maturity of any Loan, or decrease the principal amount of any Loan or decrease the rate of interest payable thereon or the timing of payment of such interest, or decrease the amount, or extend the timing of payment, of any fees or other amounts payable in connection herewith, (ii) change the Commitment of any Lender, (iii) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders,
(iv) release any Collateral (except as contemplated by Section 12.1 or in connection with a sale of any asset(s) which sale has been consented to by the Required Lenders and which assets(s) do not constitute all or substantially all of the Collateral), (v) release any Guarantor from its obligations hereunder (except as contemplated by Section 13.15, Section 12.1 or in connection with a sale of an asset consented to by the Required Lenders), (vi) approve any amendments to the provisions of the Subordination Agreement (other than consents to the payment of interest as to which the consent of the Required Lenders shall be sufficient), (vii) amend this Section 13.9 or the definition of Required Lenders, or (viii) amend or modify the scheduled reductions in the Total Commitment pursuant to Section 2.7(b) hereof; and further, provided, that
Section 2.3 hereof shall not be amended without the written consent of the Issuing Bank and the Administrative Agent. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or the Issuing Bank hereunder without its prior written consent. No notice to or demand on any Credit Party shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring such Note, whether or not a
Note is so marked.

     SECTION 13.10. Severability.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 13.11. SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

     (a) THE BORROWER AND EACH GUARANTOR (EACH A "SUBMITTING PARTY" AND COLLECTIVELY, THE "SUBMITTING PARTIES") HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER OF ANY THEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, A LENDER OR THE ISSUING BANK. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANK. FINAL JUDGMENT AGAINST A SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR
(B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, A LENDER OR THE ISSUING BANK MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

     (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH CREDIT PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER

THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 13.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF A CREDIT PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     SECTION 13.12. Headings.

     Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 13.13. Execution in Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     SECTION 13.14. Entire Agreement.

     This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and the Administrative Agent or any Lender (other than the provisions of that certain letter agreement dated November 21, 1995 between the Administrative Agent and Chemical Securities Inc., on the one hand, and the Borrower, on the other hand, relating to fees) prior to the execution of this Agreement which relate to Loans to be made hereunder, shall be replaced by the terms of this Agreement.

     SECTION 13.15. Change of Borrower from SkyTel to Mtel.

     (a) Subject to the satisfaction of the following conditions precedent and effective at 5:00 p.m. New York time on the last day on which pursuant to the Senior Note Indenture, SkyTel is permitted to incur or suffer to exist Indebtedness hereunder without violating the Senior Note Indenture (but in no event earlier than December 30, 1999 which is the last such day under the Senior
Note Indenture as currently in effect), all obligations and rights of SkyTel as Borrower hereunder are hereby assigned to Mtel and Mtel hereby accepts and assumes all such obligations and rights for all purposes whatsoever (the date on which such assignment and assumption actually becomes effective herein being referred to as the "Flip Date"):

               (i) Mtel shall have executed and delivered to the Administrative Agent new promissory notes substantially in the form of Exhibit A hereto, dated the Flip Date and payable to the order of each Lender in a principal amount equal to such Lender's Commitment then effect (from and after the Flip Date all references to the Notes shall mean the new notes delivered pursuant to this clause);

               (ii) SkyTel shall have become a direct (rather than an indirect) Subsidiary of Mtel so as to continue as a Pledged Subsidiary after the Flip Date;

               (iii) The Administrative Agent shall have received the favorable written opinion of Jones Day Reavis & Pogue or other counsel to Mtel, in form and substance satisfactory to the Agents, and addressing the matters set forth in the opinion of Jones, Day, Reavis & Pogue delivered pursuant to Section 4.1(c)(i) hereof; and

               (iv) No Default or Event of Default shall then be continuing and the Administrative Agent shall have received a certificate to such effect executed by the Chief Executive Officer of Chief Financial Officer of Mtel.

     (b) On the Flip Date the guaranty of each Guarantor pursuant to Article 10 hereof and all Liens granted by SkyTel and all of the Guarantors (other than Mtel) pursuant to this Agreement or any other Fundamental Document shall terminate, but the Obligations of Mtel and all Liens granted by Mtel pursuant to this Agreement or any other Fundamental Document shall be preserved without being diminished in any way whatsoever. On and after the Flip Date, the Administrative Agent will execute such UCC termination statements and other documents and take such other actions as the Credit Parties may reasonably request in order to evidence such terminations.

     (c) If due to a failure or inability to satisfy any of the conditions precedent set forth paragraph (a) of this Section 13.15, the Flip Date shall not occur, then all Liens granted by any of the Credit Parties and all Obligations of the Guarantors hereunder and under all other Fundamental Documents shall continue in full force and effect without being diminished in any way whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                             BORROWER:

                                             SKYTEL CORP.

                                             By /s/ J. Robert Fugate
                                               ----------------------------
                                               Name:  J. Robert Fugate
                                               Title: Vice President - Finance
                                                      and Chief Financial
                                                      Officer
                                               NOTICES:

                                               Address:  200 South Lamar Street
                                                         Security Centre
                                                         South Building
                                                         Jackson, MS  39201

                                               Attention:  Thomas R. Ferguson
                                               Telephone No.:  (601) 944-1300
                                               Telecopier No.: (601) 944-7158

                                             GUARANTORS:

                                             MOBILE TELECOMMUNICATION
                                               TECHNOLOGIES CORP.

                                             By /s/ J. Robert Fugate
                                               ----------------------------
                                               Name:  J. Robert Fugate
                                               Title: Vice President - Finance
                                                      and Chief Financial
                                                      Officer
                                               NOTICES:

                                               Address:  200 South Lamar Street
                                                         Security Centre
                                                         South Building
                                                         Jackson, MS  39201

                                               Attention:  Thomas R. Ferguson
                                               Telephone No.:  (601) 944-1300
                                               Telecopier No.: (601) 944-7158

                                        MTEL PAGING, INC.

                                        By /s/ J. Robert Fugate
                                          ----------------------------
                                          Name:  J. Robert Fugate
                                          Title: Vice President - Finance and
                                                 Chief Financial Officer
                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        MTEL INTERNATIONAL, INC.

                                        By /s/ J. Robert Fugate
                                          ----------------------------
                                          Name:  J. Robert Fugate
                                          Title: Vice President - Finance and
                                                 Chief Financial Officer
                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158



                                        MTEL LATIN AMERICA, INC.

                                        By /s/ J. Robert Fugate
                                          ----------------------------
                                          Name:  J. Robert Fugate
                                          Title: Vice President - Finance and
                                                 Chief Financial Officer
                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        MTEL PUERTO RICO, INC.

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        UNITED STATES PAGING CORPORATION

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        DESTINEER CORPORATION

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        MOBILECOMM EUROPE INC.

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        MTEL SPACE TECHNOLOGIES CORPORATION

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        MTEL TECHNOLOGIES, INC.

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        MTEL MAINE, INC.

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        COM/NAV REALTY CORP.

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                        INTELLIGENT INVESTMENT PARTNERS, INC.

                                        By /s/ J. Robert Fugate
                                          --------------------------------
                                          Name: J. Robert Fugate

                                          Title: Vice President - Finance and
                                                 Chief Financial Officer

                                          NOTICES:

                                          Address:  200 South Lamar Street
                                                    Security Centre
                                                    South Building
                                                    Jackson, MS  39201

                                          Attention:  Thomas R. Ferguson
                                          Telephone No.:  (601) 944-1300
                                          Telecopier No.: (601) 944-7158

                                    LENDERS:

                                         CHEMICAL BANK, individually and as
                                           Administrative Agent

Executed by Chemical Bank
in New York, New York

                                        By /s/ Edward Divine
                                          --------------------------------
                                          Name:  Edward Divine
                                          Title: Managing Director

                                          NOTICES:
                                          Address:  270 Park Avenue
                                                    New York, NY  10017-2070
                                          Attention:  Bruce M. Yeager
                                          Telephone No.:  (212) 261-7840
                                          Telecopier No.: (212) 261-3318


                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                          as Documentation Agent

                                        By /s/ Bruce M. Yeager
                                          -------------------------------
                                          Name:  Bruce M. Yeager
                                          Title: Senior Vice President

                                          Address:  1301 Avenue of the
                                                     Americas
                                                    New York, NY  10019
                                          Attention:  Bruce M. Yeager
                                          Telephone No.:  (212) 261-7840
                                          Telecopier No.: (212) 261-3318

                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                        By /s/ Bruce M. Yeager
                                          -------------------------------
                                          Name:  Bruce M. Yeager
                                          Title: Authorized Signatory

                                          Address:  1301 Avenue of the
                                                     Americas
                                                    New York, NY  10019
                                          Attention:  Bruce M. Yeager
                                          Telephone No.:  (212) 261-7840
                                          Telecopier No.: (212) 261-3318

                              J.P. MORGAN SECURITIES INC.,
                                as Co-Syndication Agent

                              By /s/ Stephen J. Kenneally
                                -------------------------------------
                                Name:  Stephen J. Kenneally
                                Title: Vice President

                                Address:   60 Wall Street
                                           New York, NY  10260
                                Attention:
                                Telephone No.:  (212)
                                Telecopier No.: (212)

                              MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK

                              By /s/ R. Blake Witherington
                                -------------------------------------
                                  Name:  R. Blake Witherington
                                  Title: Vice President
                                  Address:  60 Wall Street
                                            New York, NY  10260
                                Attention:  R. Blake Witherington
                                Telephone No.:  (212) 648-7248
                                Telecopier No.: (212) 648-5018

                              ABN AMRO BANK ATLANTA AGENCY

                              By /s/ W. Pat Fischer and Adam Greene
                                -------------------------------------
                                  Name:  W. Pat Fischer and Adam Greene
                                  Title: Senior Vice President/Vice President

                                  Address: One Ravinia Drive
                                           Suite 1200
                                           Atlanta, GA  30346-2103
                                  Attention: Adam Green
                                  Telephone No.:  (770) 399-7375
                                 Telecopier No.: (770) 399-7397

                              THE FIRST NATIONAL BANK OF BOSTON

                              By /s/ Shepard D. Rainie
                                -------------------------------------
                                  Name:  Shepard D. Rainie
                                  Title: Director

                                  Address:  100 Federal Street
                                            Boston, MA  02110
                                  Attention:  Keith Wilson
                                  Telephone No.:  (617) 434-5427
                                  Telecopier No.: (617) 434-3401

                                        THE BOATMEN'S NATIONAL BANK OF
                                          ST. LOUIS

                                        By /s/ Dwight D. Erdbruegger
                                          --------------------------------
                                            Name: Dwight D. Erdbruegger
                                            Title: Vice President

                                            Address:  800 Market Street
                                                      One Boatmen's Plaza
                                                      St. Louis, MO  63166-0236
                                            Attention: Craig Korte
                                            Telephone No.:  (314) 466-7222
                                            Telecopier No.: (314) 466-6499

                                        CIBC INC.

                                        By /s/ Marisa J. Harney
                                          --------------------------------
                                            Name: Marisa J. Harney
                                            Title: Vice President

                                            Address:  425 Lexington Avenue
                                                      8th Floor
                                                      New York, NY  10017
                                            Attention:  Marisa J. Harney
                                            Telephone No.:  (212) 856-4254
                                            Telecopier No.: (212) 856-3558

                                        VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST

                                        By /s/ Kathleen A. Zarn
                                          --------------------------------
                                            Name: Kathleen A. Zarn
                                            Title: Vice President

                                            Address: One Park View Plaza
                                                     Oakbrook Terrace, IL 60181
                                            Attention:  Jeffrey Maillet
                                            Telephone No.:  (708) 684-6438
                                            Telecopier No.: (708) 684-6741

                                   Schedule 1

                              Table of Commitments

    Lender                                                         Commitment
    ------                                                         ----------
Chemical Bank                                                   $ 46,666,666.67

Credit Lyonnais Cayman Island Branch                              46,666,666.67

Morgan Guaranty Trust Company
 of New York                                                      46,666,666.66

CIBC Inc.                                                         35,000,000.00

ABN AMRO Bank Atlanta Agency                                      25,000,000.00

Van Kampen American Capital
  Prime Rate Income Trust                                         25,000,000.00

The First National Bank of Boston                                 15,000,000.00

The Boatmen's National Bank of
  St. Louis                                                       10,000,000.00
                                                                ---------------

                                                     TOTAL      $250,000,000.00
                                                                ===============